SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.__)

Filed by the Registrant	⌧
Filed by a Party other than the Registrant	◻

Check the appropriate box:

⌧	Preliminary Proxy Statement
◻	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
◻	Definitive Proxy Statement
◻	Definitive Additional Materials
◻	Soliciting Material Pursuant to § 240.14a-12

GlycoMimetics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

⌧	No fee required
◻	Fee paid previously with preliminary materials
◻	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

GLYCOMIMETICS, INC.

9708 Medical Center Drive

Rockville, Maryland 20850

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 1, 2024

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of GlycoMimetics, Inc., a Delaware corporation. The meeting will be held on Wednesday, May 1, 2024 at 9:00 a.m. Eastern Time. The Annual Meeting will be a virtual meeting of stockholders, which will be conducted only via a live audio webcast. A complete list of record stockholders will be available for examination on a reasonably accessible electronic network by any stockholder for any purpose germane to the Annual Meeting for a period of ten days ending on the day before the Annual Meeting date.  If you would like to view the list, please email us at ir@glycomimetics.com. The meeting will be held for the following purposes:

1.

To elect the Board’s two nominees for director named as nominees in these proxy materials to hold office until the 2027 Annual Meeting of Stockholders and their successors are duly elected and qualified, or until their earlier death, resignation or removal.

2.	To ratify the appointment by the Audit Committee of the Board of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in these proxy materials.

4.

To approve an amendment to the Company's amended and restated certificate of incorporation, or the Restated Certificate, to increase the authorized number of shares of common stock from 100,000,000 shares to 150,000,000 shares.

5.	To approve an amendment to the Restated Certificate to reflect new Delaware law provisions regarding officer exculpation.

6.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying these proxy materials.

The Annual Meeting will be held virtually through a live webcast. Stockholders of record at the close of business on March 15, 2024 and their proxy holders will be able to attend the virtual Annual Meeting, submit questions, and vote during the live webcast by visiting www.virtualshareholdermeeting.com/GLYC2024 and entering the 16-digit Control Number included on your proxy card, voting instruction form, or in the instructions that you received via email. We encourage our stockholders to retain their control numbers from proxy cards or voting instruction forms in order to be able to access the virtual Annual Meeting. Please refer to the additional logistical details and recommendations in the accompanying proxy statement. You may log in beginning at 8:30 a.m. Eastern Time on Wednesday, May 1, 2024.

The record date for the Annual Meeting is March 15, 2024. Only stockholders of record at the close of business on that date and their proxy holders may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on May 1, 2024 at 9:00 a.m. Eastern Time at www.virtualshareholdermeeting.com/GLYC2024.

The proxy statement and annual report to stockholders

are available at http://materials.proxyvote.com/38000Q.

By Order of the Board of Directors

Christian B. Dinneen-Long
Secretary

Rockville, Maryland

April 1, 2024

You are cordially invited to attend the meeting online. Whether or not you expect to attend the meeting, please vote over the telephone or on the Internet as instructed in these materials, or, if you receive a paper proxy card by mail, by completing and returning the enclosed proxy, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote online if you attend the meeting.

GLYCOMIMETICS, INC.

9708 Medical Center Drive

Rockville, Maryland 20850

PROXY STATEMENT

FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

To be held on May 1, 2024

MEETING AGENDA

Proposals	Voting Standard	Board Recommendation
Election of directors named in this Proxy Statement	The two nominees receiving the most “FOR” votes of the shares present online or represented by proxy at the Annual Meeting will be elected.	FOR each of the Board’s nominees for director
Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024	“FOR” votes from a majority of the shares present online or represented by proxy at the Annual Meeting and entitled to vote on the matter is required for approval of this proposal.	FOR
Advisory approval of the compensation of the Company’s Named Executive Officers	“FOR” votes from a majority of the shares present online or represented by proxy at the Annual Meeting and entitled to vote on the matter is required for approval of this proposal.	FOR
Amend Company’s Certificate of Incorporation to increase authorized shares of common stock from 100,000,000 to 150,000,000	Votes cast “FOR” the proposal at the Annual Meeting must exceed votes cast “AGAINST” the proposal for this proposal to be approved.	FOR
Amend Company’s Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation	“FOR” votes from holders of a majority of the outstanding shares of common stock on the record date.	FOR

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you these proxy materials because the Board of Directors (the “Board”) of GlycoMimetics, Inc. (sometimes referred to as the “Company” or “GlycoMimetics”) is soliciting your proxy to vote at the 2024 Annual Meeting of Stockholders, including at any adjournments or postponements thereof (the “Annual Meeting”). You are invited to attend the Annual Meeting virtually to vote on the proposals described in this proxy statement. However, you do not need to attend the virtual meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the internet.

We intend to distribute these proxy materials on or about April 1, 2024 to all stockholders of record entitled to vote at the Annual Meeting.

How do I attend the Annual Meeting?

The Annual Meeting will be a virtual meeting, which will be conducted entirely online via audio webcast. You may attend, vote and ask questions at the Annual Meeting by following the instructions provided on the proxy card or voting instruction form to log in to www.virtualshareholdermeeting.com/GLYC2024. If you are a stockholder of record, you will be asked to provide the 16-digit control number from your proxy card.  If you are a beneficial owner of shares (that is, you hold your shares in an account at a bank, broker or other holder of record), follow the instructions from your broker, bank or other agent.

The audio webcast of the Annual Meeting will begin promptly at 9:00 a.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:30 a.m. Eastern Time, and you should allow reasonable time for the check-in procedures.

You are entitled to attend the Annual Meeting if you were a stockholder of record as of the close of business on March 15, 2024, the record date, or hold a valid proxy for the meeting.  To be admitted to the virtual Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/GLYC2024 and enter the 16-digit Control Number found next to the label “Control Number” on your proxy card or voting instruction form, or in the email sending you the Proxy Statement. If you are a beneficial stockholder, you should contact the bank, broker or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your control number/ proxy to vote.

Whether or not you participate in the Annual Meeting, it is important that you vote your shares.

What if I cannot find my Control Number?

Please note that if you do not have your Control Number and you are a registered stockholder, you will be able to log in as a guest. To view the meeting webcast, visit www.virtualshareholdermeeting.com/GLYC2024 and register as a guest. However, if you log in as a guest you will not be able to vote your shares during the Annual Meeting.

If you are a beneficial owner, you will need to contact that bank, broker or other holder of record to obtain your Control Number prior to the Annual Meeting.

How do I ask questions of management or the Board?

Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/GLYC2024.  We will post answers to stockholders’ questions received during the Annual Meeting that are relevant to our business on our Investor Relations website following the meeting.

Where can I get technical assistance?

If you encounter any difficulties accessing the virtual meeting during the check-in time or meeting time, or you have any questions regarding how to use the virtual meeting platform, please call the technical support number that will be posted on the virtual stockholder meeting log-in page.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 15, 2024 will be entitled to vote at the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name

If, on March 15, 2024, your shares were registered directly in your name with our transfer agent, Equiniti (formerly known as American Stock Transfer & Trust Company), then you are a stockholder of record. As a stockholder of record, you may vote online during the virtual meeting or vote by proxy. Whether or not you plan to attend the virtual meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on March 15, 2024, your shares were not held in your name but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other organization regarding how to vote the shares in your account. You must follow the instructions provided by your brokerage firm, bank, or other similar organization for your bank, broker or other stockholder of record to vote your shares per your instructions.  Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the internet, including by providing you with a 16-digit control number via email or on your proxy card or your voting instruction form.  If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the internet as instructed by your broker, bank or other stockholder of record.  If you did not receive a 16-digit control number via email or on your proxy card or voting instruction form, and you wish to vote prior to or at the virtual Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain a valid legal proxy.  Many brokers, banks and other stockholders of record allow a beneficial owner to obtain a valid legal proxy either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.

What am I voting on?

There are five matters scheduled for a vote:

●	To elect the Board’s two nominees for director named as nominees in this Proxy Statement to serve until the 2027 Annual Meeting of Stockholders and their successors are duly elected and qualified, or until their earlier death, resignation or removal (Proposal 1);

●	To ratify the appointment by the Audit Committee of the Board of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal 2);

●	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement (Proposal 3);

●	To approve an amendment to the Company's amended and restated certificate of incorporation, or the Restated Certificate, to increase the authorized number of shares of common stock from 100,000,000 shares to 150,000,000 shares (Proposal 4); and

●	To approve an amendment to the Restated Certificate to reflect new Delaware law provisions regarding officer exculpation (Proposal 5).

What if another matter is properly brought before the meeting?

The Board does not know of any other matters to be brought before the Annual Meeting. If any other matters are properly presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment. Discretionary authority for them to do so is provided for in the proxy card.

How do I vote?

For Proposal 1, you may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee to the Board that you specify. For Proposals 2, 3, 4 and 5, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone or vote by proxy on the internet. Whether or not you plan to attend the virtual meeting online, we urge you to vote by proxy to ensure your vote is counted. You may still attend virtually and vote during the Annual Meeting even if you have already voted by proxy. This is only required if you want to change your original vote, since votes will not be double counted.

By Internet	By Telephone	By Mail	During the Meeting
You may vote your shares from any location in the world at http://www.proxyvote.com (you will need the control number printed on your proxy card)	You may vote your shares by calling 1-800-690-6903 and following the instructions on your proxy card.	If you received a proxy card by mail, you may vote by completing, dating and signing the proxy card and promptly mailing it in the postage-paid envelope provided.	To vote at the meeting, visit www.virtualshareholdermeeting.com/GLYC2024 (you will need the control number printed on your proxy registration confirmation email)

Internet and telephone voting facilities for stockholders of record will be available for 24 hours a day and will close at 11:59 p.m. Eastern Time on April 30, 2024.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from GlycoMimetics. You must follow these instructions for your bank, broker or other stockholder of record to vote your shares per your instructions.  Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the internet, including by providing you with a 16-digit control number via email or on your proxy card or your voting instruction form.  If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the Internet as instructed by your broker, bank or other stockholder of record.  If you did not receive a 16-digit control number via email or on your proxy card or voting instruction form, and you wish to vote prior to or at the virtual Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain your 16-digit control number.  Many brokers, banks and other stockholders of record allow a beneficial owner to obtain their 16-digit control number either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of March 15, 2024.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, on the internet or online at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR” the election of the two nominees for director named in Proposal 1; “FOR” Proposal 2, the ratification of the appointment of Ernst & Young LLP as our registered public accounting firm for the fiscal year ending December 31, 2024; “FOR” Proposal 3, the advisory approval of executive compensation; “FOR” Proposal 4, the amendment to the Restated Certificate to increase the authorized number of shares of common stock; and “FOR” Proposal 5, the amendment to the Restated Certificate to reflect new Delaware law provisions regarding officer exculpation. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange (NYSE), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, we have been advised by NYSE that Proposals 1, 3 and 5 are considered to be “non-routine” under NYSE rules, meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, we have been advised by NYSE that Proposals 2 and 4 will be considered to be “routine” matters under NYSE rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposals 2 and 4.

If you are a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What are “broker non-votes”?

When a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine,” the broker, bank or other such agent cannot vote the shares.  When there is at least one “routine” matter that the broker, bank or other securities intermediary votes on, the shares that are un-voted on “non-routine” matters are counted as “broker non-votes.” Proposals 2 and 4 are considered to be “routine” matters under NYSE rules, and we therefore expect brokers, banks or other securities intermediaries to vote on those proposals. Proposals 1, 3 and 5 are considered to be “non-routine” under NYSE rules, and we therefore expect broker non-votes to exist in connection with these proposals.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent .

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by email, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. In addition, we have retained Alliance Advisors, LLC, a proxy solicitation firm, to assist in solicitation of proxies. We expect to pay Alliance Advisors a fee of approximately $20,000 plus reasonable expenses for these services.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

●	You may submit another properly completed proxy card with a later date.

●	You may submit a subsequent proxy by telephone or on the internet.

●	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 9708 Medical Center Drive, Rockville, Maryland 20850. Such notice will be considered timely if it is received at the indicated address by the close of business on the business day one week preceding the date of the Annual Meeting.

●	You may attend and vote online at the virtual Annual Meeting. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

What vote is required for adoption or approval of each proposal and how will votes be counted?

Proposal Number	Proposal Description	Vote Required for Approval	Voting Options	Effect of Abstentions or Withhold votes, as applicable	Effect of Broker Non-Votes	Board Recommendation
1	Election of directors named in this Proxy Statement	The two nominees receiving the most “FOR” votes of the shares present online or represented by proxy at the Annual Meeting will be elected.	FOR or WITHHOLD	No Effect	No Effect	FOR all nominees
2	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024	“FOR” votes from a majority of the shares present online or represented by proxy at the Annual Meeting and entitled to vote on the matter is required for approval of this proposal.	FOR, AGAINST or ABSTAIN	Against	Not applicable; brokers have discretion to vote	FOR
3	Advisory approval of the compensation of the Company’s Named Executive Officers	“FOR” votes from a majority of the shares present online or represented by proxy at the Annual Meeting and entitled to vote on the matter is required for approval of this proposal.	FOR, AGAINST or ABSTAIN	Against	No Effect	FOR
4	Amend Company’s Certificate of Incorporation to increase authorized shares of common stock from 100,000,000 to 150,000,000	Votes cast “FOR” the proposal at the Annual Meeting must exceed votes cast “AGAINST” the proposal for this proposal to be approved.	FOR, AGAINST or ABSTAIN	No effect	Not applicable; brokers have discretion to vote	FOR
5	Amend Company’s Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation	“FOR” votes from holders of a majority of the outstanding shares of common stock on the record date.	FOR, AGAINST or ABSTAIN	Against	Against	FOR

Who will count the vote?

A representative of the Company will tabulate the votes and act as the inspector of election for the Annual Meeting.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote at the Annual Meeting are present online or represented by proxy. On the record date, there were 64,450,385 shares outstanding and entitled to vote. Thus, the holders of  32,225,193 shares must be present online or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other intermediary) or if you vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or the holders of a majority of the voting power of the shares present at the Annual Meeting or represented by proxy and entitled to vote may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

What proxy materials are available on the internet?

The proxy statement and annual report to stockholders are available at http://materials.proxyvote.com/38000Q.

PROPOSAL 1

ELECTION OF DIRECTORS

Under the Restated Certificate and under our bylaws, the Board is divided into three classes, with only one class of directors being elected in each year and each class serving a three-year term.  There are currently eight members of the Board. Two of our current directors have a term that expires at this Annual Meeting; three of our current directors have a term that expires at the Company’s 2025 annual meeting of stockholders; and three of our current directors have a term that expires at the Company’s 2026 annual meeting of stockholders, or in each case until their respective successors are duly elected and qualified, or until their earlier death, resignation, or removal.

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has considered and nominated the two incumbent directors listed below, each of whom has previously been elected by our stockholders, for election to the Board at the Annual Meeting.

We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve. In the event that any of these nominees should become unavailable for election due to any presently unforeseen reason, proxies will be voted for a substitute as designated by the Board, or alternatively, the Board may leave a vacancy on the Board or reduce the size of the Board.

The biographies of each of our nominees for election to the Board and all other directors are set forth below, including the offices held, other business directorships and the class and term of each director nominee and director. Each of the biographies highlights specific experience, qualifications, attributes, and skills that led us to conclude that such person should serve as a director.  We believe that, as a whole, our Board possesses the requisite skills and characteristics, leadership traits, work ethic, and independence to provide effective oversight.  No director or executive officer is related by blood, marriage, or adoption to any other director or executive officer.  No arrangements or understandings exist between any director and any other person pursuant to which such person was selected as a director or nominee.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS FOR A THREE-YEAR TERM EXPIRING AT THE 2027 ANNUAL MEETING

Daniel Junius, age 71

Mr. Junius has served as a member of our Board since 2016. Mr. Junius served as the president and chief executive officer of ImmunoGen, Inc., formerly a publicly held biotechnology company recently acquired by AbbVie, from 2009 until his retirement in 2016. He also served as ImmunoGen’s president and chief operating officer and acting chief financial officer from July 2008 to December 2008, as an executive vice president and the chief financial officer from 2006 to July 2008, and as a senior vice president and the chief financial officer from 2005 to 2006. Mr. Junius also served as a director of ImmunoGen from 2008 until June 2018. Before joining ImmunoGen, Mr. Junius was an executive vice president and the chief financial officer of New England Business Service, Inc., or NEBS, a business-to-business direct marketing company, from 2002 until its acquisition by Deluxe Corporation in 2004 and a senior vice president and the chief financial officer of NEBS from 1998 to 2002. Prior to NEBS, he was a vice president and the chief financial officer of Nashua Corporation, a manufacturer and marketer of specialty imaging paper and label products and services. He joined Nashua Corporation in 1984 and held financial management positions of increasing responsibility before becoming chief financial officer in 1996. Mr. Junius has served on the board of directors and as chair of the audit committee of IDEXX Laboratories, Inc., a publicly held pet healthcare company, since 2014. Mr. Junius holds a Bachelor of Arts in Political Science from Boston College and a master’s degree in Management from Northwestern University’s Kellogg School of Management. The Board believes that Mr. Junius’s extensive experience, including service as chief executive officer and chief financial officer of public companies, in addition to his financial expertise and depth of knowledge of the biopharmaceutical industry, allows him to make valuable contributions to the Board and to bolster the Board’s overall skills and experience.

Rachel King, age 64

Ms. King co-founded our company and has served as a member of our Board since our inception in 2003. Ms. King served as our president and chief executive officer from our inception in 2003 until August 2021. Ms. King has served as the interim president and chief executive officer of the Biotechnology Innovation Organization (BIO) from October 2022 to March 2024 and has served on its board of directors since 2005, including as chair of the board of BIO from 2013 to 2015. Previously, Ms. King was an Executive in Residence at New Enterprise Associates (NEA), an investment firm, from 2001 to 2003. From 1999 to 2001, Ms. King served as a senior vice president of Novartis Corporation, a pharmaceutical company. Before joining Novartis, Ms. King spent 10 years with Genetic Therapy, Inc., a biotechnology company, where she served in a number of roles as part of the executive team, which included the company’s initial public offering and later acquisition by Novartis. After the acquisition by Novartis, she served as the chief executive officer of Genetic Therapy, which was then a wholly owned subsidiary of Novartis. Ms. King previously worked at Alza Corporation, a pharmaceutical and medical systems company that was later acquired by Johnson & Johnson, as well as at Bain and Company, a management consulting firm. Ms. King currently serves on the board of directors of Novavax, Inc., a publicly traded biotechnology company. Ms. King was appointed by Maryland’s governor as chair of the Maryland Life Sciences Advisory Board and served in that capacity from 2013 to 2015. She also currently serves on the board of the University of Maryland BioPark. She received a B.A. from Dartmouth College and an M.B.A. from Harvard Business School. The Board believes that Ms. King’s detailed knowledge of our company as one of our co-founders and her experience with biotechnology companies prior to founding our company, in addition to her leadership skills, allow her to make valuable contributions to the Board.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2025 ANNUAL MEETING

Scott Jackson, age 59

Mr. Jackson has served as a member of our Board since November 2018. Mr. Jackson served as the chief executive officer and as a member of the board of directors of Celator Pharmaceuticals, Inc. from 2008 until 2016, when the company was acquired by Jazz Pharmaceuticals plc. Mr. Jackson has more than 30 years of experience in the pharmaceutical and biotechnology industries and has held positions of increasing responsibility in sales, marketing and commercial development at Eli Lilly & Co., SmithKline Beecham, ImClone Systems Inc., Centocor Inc. (a division of Johnson & Johnson), Eximias Pharmaceutical and YM BioSciences. Mr. Jackson currently serves on the board of directors of MacroGenics, Inc., and Spero Therapeutics, Inc., and as chairperson of the board of directors of Mural Oncology, plc., all of which are publicly traded pharmaceutical companies. Mr. Jackson also serves on the board of directors of Philabundance, a non-profit organization addressing food insecurity in the Philadelphia region. He holds a B.S. in pharmacy from the Philadelphia College of Pharmacy and Science and an M.B.A. from the University of Notre Dame. We believe Mr. Jackson’s extensive experience in the pharmaceutical and biotechnology industries, including service as an executive officer and board member, as well as his management expertise and significant background in business and commercial development, sales and marketing and clinical development, make him highly qualified to serve as a member of our Board.

Scott Koenig, M.D., Ph.D., age 71

Dr. Koenig has served as a member of our Board since 2017. Dr. Koenig is the co-founder of and has been the president and chief executive officer and a director of MacroGenics, Inc., a publicly held pharmaceutical company, since 2001. Previously, Dr. Koenig served as a senior vice president at MedImmune, Inc., where he participated in the selection and maturation of their product pipeline. From 1984 to 1990, he worked in the Laboratory of Immunoregulation at the National Institute of Allergy and Infectious Diseases at the National Institutes of Health, where he investigated the immune response to retroviruses and studied the pathogenesis of AIDS. Dr. Koenig served as chairman of the board of directors of Applied Genetic Technologies Corporation, or AGTC, a publicly held pharmaceutical company, until its acquisition in November 2022. He is also a member of the board of directors of the Biotechnology Innovation Organization (BIO) and the International Biomedical Research Alliance. Dr. Koenig received his A.B. and Ph.D. from Cornell University and his M.D. from the University of Texas Health Science Center in Houston. We believe that Dr. Koenig’s deep experience in the biopharmaceutical industry, specifically in the BioHealth Capital Region of Maryland, Virginia, and Washington, DC, his service on committees and boards of local institutions and organizations, and his strategic and operational expertise and leadership skills make him highly qualified to serve as a member of our Board.

Harout Semerjian, age 53

Mr. Semerjian has served as our President and Chief Executive Officer and as a member of our Board since August 2021. Prior to joining our company, he was an independent advisor to private equity firms focused on investments in healthcare companies. He previously served as president and chief executive officer of Immunomedics, Inc., a pharmaceutical company, during April and May of 2020. From March 2018 to April 2020, he served as an executive vice president and chief commercial officer at Ipsen Pharma, where he was accountable for that company’s worldwide commercialization and portfolio strategy across oncology, neurosciences and rare diseases. From February 2017 to February 2018, he served as president and head of Ipsen’s Specialty Care International Region & Global Franchises.  Mr. Semerjian previously spent 16 years at Novartis Oncology, where he held various worldwide strategic and operational positions, culminating in his last role as a senior vice president and global head for Ribociclib, accountable for worldwide launch preparations. During his tenure at Novartis, Mr. Semerjian worked on numerous launches and commercial activities for various therapies, including Gleevec, Tasigna, Exjade/Jadenu, Promacta, Zometa, and Femara. He has also served as a member of the board of directors of the Biotechnology Innovation Organization (BIO) since October 2023. Mr. Semerjian holds an M.B.A. from Cornell University, an M.B.A. from Queen’s University, Canada, and a B.S. in Biology from the Lebanese American University in Lebanon. The Board believes that Mr. Semerjian’s long-time experience as an executive officer in the pharmaceutical industry and his significant background in commercialization activities provide a valuable contribution to our Board, in addition to his role as our Chief Executive Officer.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2026 ANNUAL MEETING

Patricia Andrews, age 66

Ms. Andrews has served as a member of our Board since 2017. Ms. Andrews has served as the chief executive officer of Sumitomo Pharma Oncology, Inc. (and its predecessor, Boston Biomedical, Inc.), an oncology drug research and development company, and as an executive officer of its parent company, Sumitomo Pharma Co. Ltd. from 2017 until her retirement in July 2023. Ms. Andrews joined Boston Biomedical in 2013. From 2008 to 2012, she served as the chief commercial officer of Incyte Corporation, a publicly held biopharmaceutical company. From 1991 to 2008, Ms. Andrews served in various roles of increasing responsibility at Pfizer Inc., culminating in her role as a vice president and the general manager of Pfizer’s U.S. Oncology business unit. Ms. Andrews serves on the board of Oncolytics Biotech, Inc. Ms. Andrews received her B.A. degree from Brown University and her M.B.A. degree from the University of Michigan. We believe Ms. Andrews’ qualifications to serve on our Board include her strong leadership and demonstrated management experience within the pharmaceutical industry, including serving as a chief executive officer and a chief commercial officer, as well as her in-depth knowledge of operations and commercial strategy.

Mark Goldberg, M.D., age 69

Dr. Goldberg has served as a member of our Board since 2014. Dr. Goldberg served in a number of capacities of increasing responsibility at Synageva BioPharma Corp., a biopharmaceutical company, between 2011 and 2015, including as Executive Vice President, Medical and Regulatory Strategy. Prior to joining Synageva he served in various management capacities of increasing responsibility at Genzyme Corporation, a biopharmaceutical company, from 1996 to 2011, most recently as Senior Vice President, Clinical Development and Global Therapeutic Head, Oncology and Personalized Genetic Health, and as Chairman of Genzyme’s Early Product Development Board. Prior to working at Genzyme, he was a full-time staff physician at Brigham and Women’s Hospital and the Dana-Farber Cancer Institute. He still holds an appointment at Brigham and Women’s Hospital. Dr. Goldberg has also been on the faculty of Harvard Medical School since 1987 and serves as a Lecturer in Medicine (part-time). He is a board-certified medical oncologist and hematologist. Dr. Goldberg serves on the boards of directors of the public biopharmaceutical companies Blueprint Medicines Corporation and Avacta Group plc. Within the last five years, he also served on the boards of directors of the public biopharmaceutical companies Audentes Therapeutics, Inc., ImmunoGen, Inc. and Idera Pharmaceuticals (now known as Aceragen, Inc.). He has also served as a member of the board of directors of the American Cancer Society since January 2019. Dr. Goldberg received his A.B. from Harvard College and his M.D. from Harvard Medical School. The Board believes that Dr. Goldberg’s prestigious medical background and significant clinical experience allow him to make particularly valuable contributions to our research and development efforts, while his public company board experience provides us with valuable strategic and operational expertise and leadership skills.

Timothy Pearson, age 56

Mr. Pearson has served as a member of our Board since 2014 and as our Chairperson since 2019. Mr. Pearson has served as the chief executive officer of Carrick Therapeutics, a privately held oncology company, since July 2019. He previously served as executive vice president and the chief financial officer of TESARO, Inc., an oncology-focused biopharmaceutical company, from 2014 until its acquisition by GlaxoSmithKline in February 2019. Mr. Pearson was also executive vice president and chief financial officer of Catalyst Health Solutions, a publicly held pharmacy benefit management company, from 2011 until its acquisition by SXC Health Solutions in 2012. Prior to joining Catalyst, Mr. Pearson served as the chief financial officer and executive vice president of MedImmune, Inc. Mr. Pearson also currently serves on the board of Korro Bio, a public company. He previously served on the board of directors of Ra Pharmaceuticals, Inc., until it was acquired by UCB in 2020. Mr. Pearson is a Certified Public Accountant and holds dual B.S. degrees in Business Administration from the University of Delaware and in Accounting from the University of Maryland, University College, as well as an M.S. in Finance from Loyola College. As a result of Mr. Pearson’s educational background and professional experiences, the Board believes Mr. Pearson possesses particularly impactful knowledge and experience in accounting and finance; corporate strategy, leadership of complex organizations and human capital management, all of which strengthen the Board’s collective qualifications, skills and experience.

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

We are committed to ensuring strong corporate governance practices on behalf of our stockholders, including engaging in efforts when appropriate that are designed to gain insight into our stockholders’ perspectives regarding governance. Our Corporate Governance Guidelines, together with the charters of the Audit, Compensation, and Nominating and Corporate Governance Committees, establish a framework of policies and practices for our effective governance and are each described in more detail below. The Board and its committees regularly review their governance policies and practices, as well as current developments in corporate governance, and update these documents as deemed appropriate for our company.

The following are highlights of our governance policies and practices:

●	Our Board separates the Chair and Chief Executive Officer roles;
●	We have historically had high attendance rates at all of our Board and committee meetings;
●	All Board committees are 100% independent under applicable Nasdaq Stock Market, or Nasdaq, listing rules;
●	We have a policy in place that prohibits our directors, officers and employees from engaging in short sales, transactions in put or call options, hedging transactions, margin accounts or any other inherently speculative transactions with respect to our common stock;
●	We maintain Corporate Governance Guidelines that are regularly reviewed and updated as needed; and
●	We have a robust annual performance evaluation to evaluate the performance of the Board as a whole and each committee of the Board, and the information from these evaluations is used to consider changes in Board and committee processes.

DIRECTOR NOMINATION PROCESS AND QUALIFICATIONS

We believe that an effective board of directors should be made up of individuals who collectively provide an appropriate balance of diverse occupational and personal backgrounds and perspectives and who have a range of skills and expertise sufficient to provide guidance and oversight with respect to our strategy and operations.  Our Board and our Nominating and Corporate Governance Committee seek individuals with backgrounds and qualities that, when combined with those of our other directors, enhance our Board’s effectiveness and result in the Board having a balance of knowledge, experience, and capability. Our Nominating and Corporate Governance Committee considers candidates who are recommended by its members, by other Board members, by stockholders, and by management, as well as those identified by third-party search firms retained to assist in identifying and evaluating possible candidates.

In assessing potential candidates, our Board and Nominating and Corporate Governance Committee will consider, among other factors, whether the candidate possesses relevant expertise to offer advice and guidance to management, has sufficient time to devote to our affairs, demonstrates excellence in the candidate’s field, has the ability to exercise sound business judgment and is committed to represent the long-term interests of our stockholders.

The Nominating and Corporate Governance Committee appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board. In the case of incumbent directors, including incumbent directors who will be nominees because their terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their tenure as a director, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair those directors’ independence.

NOMINATIONS BY STOCKHOLDERS

Our Nominating and Corporate Governance Committee will evaluate director candidates recommended by stockholders in the same manner in which the Nominating and Corporate Governance Committee evaluates any other director candidate.

Any recommendation submitted to the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation but must include information that would be required under the “advance notice” provisions of our bylaws and rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate.  Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of our Corporate Secretary. Any such director nominations will be presented to the Board for its consideration. Stockholders must also satisfy the notification, timeliness, consent, and information requirements set forth in our bylaws. These requirements are also described in this Proxy Statement under the section entitled “Stockholder Proposals for the 2025 Annual Meeting of Stockholders.”

BOARD DIVERSITY

While we do not have a formal diversity policy in place, our Nominating and Corporate Governance Committee considers the diversity of the Board overall with respect to age, disability, gender identity or expression, ethnicity, military veteran status, national origin, race, religion, sexual orientation, and other backgrounds and experiences.  Our Nominating and Corporate Governance Committee is committed to actively seeking out and will instruct any search firm it engages to identify, individuals who will contribute to the overall diversity of the Board to be included in the pool of candidates from which nominees to the Board are selected. Our Board monitors the mix of skills and experience of its directors to help ensure it has the necessary tools to perform its oversight function effectively.  The Board fully appreciates the value of a diversity of viewpoints, background and experiences as important to the selection of directors to enhance the Board’s cognitive diversity and quality of dialogue in its discussions.

As of the date of this Proxy Statement, 25% of our directors are women.  We believe that our current directors possess diverse professional experiences, skills and backgrounds, in addition to, among other characteristics, high standards of personal and professional ethics and valuable knowledge of our business and our industry.

Below is our Nasdaq Board Diversity Matrix for fiscal 2024. Last year’s Board Diversity Matrix is available in our 2023 proxy statement filed with the SEC on April 21, 2023. The following Board Diversity Matrix sets forth certain self-identified personal demographic characteristics of our directors.

Board Diversity Matrix (as of April 1, 2024)
Total Number of Directors: 8
	Female	Male	Non-Binary	Did Not Disclose
Part I: Gender Identity
Directors	2	6	-	-
Part II: Demographic Background
White	2	6**	-	-

** Includes one director who identifies as Middle Eastern.

BOARD SKILLS MATRIX

The following matrix highlights the mix of key skills and experiences of our director nominees and continuing directors. This matrix is intended to depict notable areas of focus for each director, and not having a mark does not mean that a particular director does not possess that skill or experience. Nominees have developed competencies in these skills through education, direct experience and oversight responsibilities. Additional biographical information on each nominee is set out above.

	Andrews	Goldberg	Jackson	Junius	King	Koenig	Pearson	Semerjian
Leadership Experience
Chief Executive Officer	●		●	●	●	●	●	●
Chief Financial Officer				●			●
Other Executive	●	●	●		●	●		●
Chair/ Lead Director			●			●	●
Other Board and Committee Service Experience
Other Public Boards		●	●	●	●	●	●
Other Private Boards	●	●	●	●	●		●
Audit		●	●	●			●
Compensation		●	●		●	●	●
Nominating/Governance		●	●	●	●	●
Strategic Experience
Finance / Financial Literacy	●		●	●	●		●	●
Business Development / Partnering	●	●	●	●	●	●	●	●
M&A	●		●	●	●	●	●	●
Capital Raising / Financing			●	●	●	●	●
Sales and Marketing	●		●					●
Pharmaceutical Manufacturing						●	●	●
Pharmaceutical Industry	●	●	●	●	●	●	●	●
Commercial Pharmaceutical	●		●				●	●
Clinical Development	●	●	●			●		●
Research & Discovery	●	●			●	●		●
Regulatory	●	●	●					●
Target Disease Space / Customers	●	●	●			●		●
Government Affairs					●		●	●
International Business			●			●	●	●
Legal / Compliance	●						●	●
Human Capital Management	●	●	●		●		●	●
Public / Investor Relations	●	●	●	●	●	●	●	●
Risk Management				●			●	●

DIRECTOR INDEPENDENCE AND INDEPENDENCE DETERMINATIONS

Our Corporate Governance Guidelines provide that our Board will consist of a majority of independent directors in accordance with applicable Nasdaq listing standards.  Our Corporate Governance Guidelines define an “independent” director consistent with the Nasdaq definition of independence.  Under our Corporate Governance Guidelines and Nasdaq listing standards, a director is not independent unless the Board affirmatively determines that such director does not have a direct or indirect material relationship with us.  Members of the Audit Committee and Compensation Committee are subject to the additional independence requirements of applicable SEC rules and Nasdaq listing standards. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Our Nominating and Corporate Governance Committee undertook its annual review of director independence and made a recommendation to our Board regarding director independence.  As a result of this review, our Board affirmatively determined that Ms. Andrews, Drs. Goldberg and Koenig, and Messrs. Jackson, Junius and Pearson, representing six of our eight directors, are “independent” in accordance with Nasdaq listing standards applicable to boards of directors in general. In addition, our Board has affirmatively determined that Ms. Andrews and Messrs. Jackson and Junius are “independent” in accordance with Nasdaq listing standards and SEC rules applicable to audit committee members, and that Dr. Goldberg and Messrs. Jackson and Pearson are “independent” in accordance with Nasdaq listing standards and SEC rules applicable to compensation committee members.

Mr. Semerjian is not an independent director by virtue of his employment with us as our current Chief Executive Officer, and Ms. King is not an independent director due to her serving as our Chief Executive Officer within the last three years.

BOARD LEADERSHIP STRUCTURE

Our Board maintains the flexibility to determine whether the roles of Chair and CEO should be combined or separated, based on what it believes is in the best interests of the Company at a given point in time. The Board believes that this flexibility is in the best interest of the Company at this time and that a one-size-fits-all approach to corporate governance, with a mandated independent Chair, would not result in better governance or oversight.

At this time, our Board is led by Mr. Pearson, an independent, non-executive Chair.  Our Board believes that it is in the best interest of the Company and its stockholders for Mr. Pearson to continue to serve as Chair of the Board.  Mr. Pearson possesses significant knowledge and experience in our industry and a deep understanding of our strategic objectives, all of which will continue to benefit us during the year ahead.  Our Board believes that separation of the positions of the Chair and CEO reinforces the independence of the Board in its oversight of our business and affairs.  In addition, our Board believes that having an independent Chair creates an environment that is more conducive to the Board’s objective evaluation and oversight of management’s performance, increasing management accountability, and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders, including with respect to evaluating whether steps management is taking to manage risks are appropriate for us.  Mr. Pearson’s responsibility is to ensure that our Board functions properly and to work with our CEO to set the Board’s agenda.  Accordingly, he has substantial ability to shape the work of the Board.  We expect him to facilitate communications among our directors and between the Board and senior management. While Mr. Pearson provides independent leadership, he also works closely with our CEO to ensure that our directors receive the information that they need to perform their responsibilities, including discussing and providing critical review of the matters that come before the Board and assessing management’s performance. As a result, we believe that such separation can enhance the effectiveness of our Board as a whole. We believe that the leadership structure of our Board is appropriate and enhances its ability to effectively carry out its roles and responsibilities on behalf of our stockholders.

ROLE OF THE BOARD IN RISK OVERSIGHT

While senior management has primary responsibility for managing risk, the Board has responsibility for risk oversight with specific risk areas delegated to relevant Board committees who report on their deliberations to the full Board.  The specific risk areas of focus for the Board and each of its committees are summarized below. It is the responsibility of the chairperson of each of the committees to report findings regarding material risk exposures to the Board as quickly as possible.

● ● ●
Full Board
●
Oversee our risk governance framework, including an enterprise-wide culture that supports appropriate risk awareness and the identification, escalation, and appropriate management of risk
●
Integrity, ethics, and compliance with our Business Code of Ethics and Conduct
●
General strategic and commercial risks
●
Legal risks such as those arising from litigation, environmental, and intellectual property matters

Audit Committee
●
Oversee and coordinate with the Company’s external auditors
●
Accounting, controls and financial disclosure
●
Compliance with legal and regulatory requirements related to matters involving our operation as a public company
●
Cybersecurity risk, including our information security framework, threat assessment, response readiness and training efforts
●
Tax and liquidity management

Compensation Committee	● Compensation structure and programs ● CEO succession planning ● DE&I initiatives ● Recruitment and retention of talent ● Workplace culture ● Workplace health, safety and well-being
Nominating and Corporate Governance Committee	● Governance structures and processes ● Board organization, independence and structure ● Board succession and effectiveness ● Oversee the Company’s ESG initiatives

BOARD AND COMMITTEE MEETINGS AND ATTENDANCE

Our Corporate Governance Guidelines provide that all directors are expected to prepare for, attend and participate in all meetings of the Board and committees on which they serve. During 2023, the Board met seven times. The Audit

Committee held five meetings, the Compensation Committee held five meetings, and the Nominating and Corporate Governance Committee held three meetings in 2023. No member of the Board attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he or she was a director) and the total number of meetings held by all committees of the Board on which such director served (held during the period that such director served).

Although we do not have a formal policy regarding attendance by Board members at annual meetings of stockholders, we invite and encourage our directors to attend such meetings. All of our current directors who served at the time of our 2023 annual meeting of stockholders attended that meeting.

BOARD COMMITTEES

Our Board has established three standing committees—the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee—each of which operates under a charter that has been approved by our Board. Current copies of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee charters are posted in the “Corporate Governance” section of the “Investors” tab of our website located at www.glycomimetics.com. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities.

Audit Committee

Primary Responsibilities	Current Committee Members

We have adopted a committee charter that details the primary responsibilities of the Audit Committee, including:

●
overseeing our accounting and financial reporting processes, systems of internal control, financial statement audits, and the integrity of our financial statements;
●
evaluating and determining whether to retain the independent registered public accounting firm to audit our consolidated financial statements;
●
assessing the qualifications, performance, and independence of the independent registered public accounting firm;
●
monitoring the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law;
●
reviewing the results of the audit with management and the independent registered public accounting firm, as well as our annual audited and quarterly financial statements, including management’s discussion and analysis of financial condition and results of operations and risk factors;
●
overseeing procedures for receiving, retaining, and investigating complaints received by us regarding accounting, internal accounting controls, or auditing matters, and confidential and anonymous submissions by employees concerning questionable accounting or auditing matters;
●
conferring with management and, where appropriate, external advisors concerning the scope, design, adequacy, and effectiveness of internal control over financial reporting and our disclosure controls and procedures;
Daniel Junius (Chair) Patricia Andrews Scott Jackson

Primary Responsibilities	Current Committee Members
●
reviewing and, if appropriate, approving related party transactions, in accordance with our policies; and
●
approving or, as permitted, pre-approving all audit and non-audit related services and fees that the independent registered public accounting firm provide to us.

Financial Expertise and Independence

All members of the Audit Committee are “independent” in accordance with Nasdaq listing standards and SEC rules applicable to boards of directors in general and audit committee members in particular. The Board has determined that Ms. Andrews, Mr. Junius and Mr. Jackson each qualify as an “audit committee financial expert” as defined by the applicable SEC rules and that each member of the Audit Committee is financially sophisticated.

Report

The Report of the Audit Committee is set forth beginning on page 24 of this Proxy Statement.

Compensation Committee

Primary Responsibilities	Current Committee Members

We have adopted a committee charter that details the primary responsibilities of the Compensation Committee, including:

●
reviewing, overseeing, and approving (or making recommendations to the Board for approval of) our overall executive compensation strategy and policies;
●
reviewing and approving the compensation, individual and corporate performance goals and objectives, and other terms of employment of our executive officers and other senior management;
●
reviewing and approving (or making recommendations to the Board for approval of) the type and amount of compensation to be paid or awarded to Board members;
●
reviewing our practices and policies of employee compensation as they relate to risk management and risk-taking incentives;
●
administering our equity awards, pension, and profit-sharing plans, bonus plans, benefit plans, and other similar programs; and
●
periodically discussing with management and overseeing as it deems appropriate the development, implementation and effectiveness of our policies and strategies relating to our human capital management function, including but not limited to those policies and strategies regarding recruiting, retention, career development and progression, diversity and inclusion, and employment practices.

Timothy Pearson (Chair) Mark Goldberg Scott Jackson

Primary Responsibilities	Current Committee Members

Independence

All members of the Compensation Committee are “independent” in accordance with Nasdaq listing standards and SEC rules applicable to boards of directors in general and compensation committees in particular. In addition, all members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a current or former officer or employee of the Company. During 2023, none of our executive officers served on the board of directors or compensation committee of any other company that has an executive officer serving on our Board or the Compensation Committee.

Delegation Authority

The Compensation Committee may form and delegate authority to subcommittees for any purpose that the Committee deems appropriate, including (a) a subcommittee consisting of a single member, and (b) a subcommittee consisting of at least two members, each of whom qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

Role of Executive Officers and Compensation Consultant

See page 31 of this Proxy Statement for a discussion of the role of our executive officers and compensation consultant in determining executive compensation.

Nominating and Corporate Governance Committee

Primary Responsibilities	Current Committee Members

We have adopted a committee charter that details the primary responsibilities of the Nominating and Corporate Governance Committee, including:

●
overseeing the Company’s corporate governance functions;
●
evaluating developments in corporate governance and shareholder engagement, and reviewing the Company’s governance documents;
●
reviewing and making recommendations to Board regarding our corporate governance guidelines and related policies and procedures;
●
identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on the Board;
●
considering and making recommendations to our Board regarding the composition and Chair position of the committees of the Board;
●
periodically reviewing the performance of the Board, including Board committees;
●
periodically reviewing the processes and procedures used by us to provide information to the Board and its committees; and
Mark Goldberg (Chair) Daniel Junius Scott Koenig

Primary Responsibilities	Current Committee Members
●
overseeing the orientation of newly appointed or elected members of the Board and any continuing education requirements for the Board.

Independence

All members of the Nominating and Corporate Governance Committee are “independent” in accordance with Nasdaq listing standards.

CORPORATE GOVERNANCE GUIDELINES

The Board has adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection (including diversity), board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Nominating and Corporate Governance Committee regularly reviews the Corporate Governance Guidelines, seeks advice and recommendations from outside advisors, and considers corporate governance trends and best practices in the company’s industry.

Our Corporate Governance Guidelines are posted in the “Corporate Governance” section of the “Investors” tab of our website located at www.glycomimetics.com.

Board Evaluations

As part of the annual performance evaluation of the Board and each committee, the Nominating and Corporate Governance Committee oversees a series of in-person interviews and discussions with each director. The discussions cover topics such as the selection and evaluation of Board candidates, the structure and performance of the Board’s committees, Board and committee practices and communication, and CEO performance. The Board self-assessment includes an evaluation of the Board’s and each committee’s contributions as a whole and effectiveness in serving the best interest of the company and our stockholders, specific areas in which the Board believes that the performance of the Board and its committees could be improved, and overall Board composition and makeup. The results of the self-assessment are confidentially compiled by our outside counsel, which provides and discusses the evaluation results with the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee carefully considers the results and discusses the potential need for any corporate governance or other Board-related changes. The results are thereafter shared with the full Board, along with the Nominating and Corporate Governance Committee’s key observations or recommendations. The Board then utilizes these results in making decisions to improve the effectiveness, communication and structure of the Board and its committees.

Executive Sessions

Executive sessions, which are meetings at which only independent directors are present, are regularly scheduled throughout the year, typically at the time of each regular Board meeting and as frequently as such independent directors deem appropriate.  The Chairperson presides at the executive sessions.

Board Oversight of Human Capital Resources and Diversity

As part of its general oversight responsibilities, the Board oversees management’s efforts with respect to our human capital resources and diversity efforts. Our human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing and integrating our existing and new employees. The principal purposes of our equity incentive plans, the administration of which has been delegated to the Compensation Committee, are to attract, retain and reward high performing employees through the granting of equity-based compensation awards in order to increase shareholder value and the success of our company by motivating employees to perform to the best of their abilities and achieve our company objectives.

Stockholder Engagement

We are committed to stockholder engagement and greatly value the input we receive from our stockholders. We recognize that stockholders can have divergent interests and different views on our practices, objectives and time horizons. To ensure that the Board and management have an opportunity to listen to and understand the varying perspectives of our stockholders, members of our management team are in frequent communication with stockholders on a variety of matters, including our business strategy and governance policies. Our CEO and Chief Financial Officer engage in meaningful dialogue with our stockholders through our quarterly earnings calls and investor-related outreach events. In addition, a cross-functional team conducts our off-season stockholder outreach and engagement program through which we solicit feedback that is shared with our Board. During 2023, members of our management team engaged with stockholders representing a majority of our outstanding shares.

Communications with the Board

Our Board welcomes input and suggestions from all interested parties, including stockholders. Anyone may communicate with the Board or any of its directors by sending a written communication addressed to our Corporate Secretary by mail at 9708 Medical Center Drive, Rockville, Maryland 20850. Each communication must set forth:

●	the name and address of the stockholder on whose behalf the communication is sent; and

●	the number and class of shares of the Company that are owned beneficially by such stockholder as of the date of the communication.

The Secretary will review each communication. Communications addressed to the Board or to a Board member are distributed to the Board or to any individual director or directors as appropriate.  Any such communication is promptly distributed to the director or directors named therein unless such communication is considered, either presumptively or in the reasonable judgment of the Corporate Secretary, to be improper for submission to the intended recipient or recipients.  Examples of communications that would presumptively be deemed improper for submission include, without limitation, solicitations, communications that raise grievances that are personal to the sender, communications that do not relate directly or indirectly to the Company and communications that are frivolous in nature.

CODE OF ETHICS

We have adopted a Code of Business Conduct and Ethics, which is applicable to all of our directors, officers and employees, including our CEO, Chief Financial Officer and other senior financial officers. The Code of Business Conduct and Ethics provides a framework for sound ethical business decisions and sets forth our expectations on a number of topics, including conflicts of interest, compliance with laws, use of our assets and business ethics. Our Code of Business Conduct and Ethics is posted in the “Corporate Governance” section of the “Investors” tab of our website located at www.glycomimetics.com.  If we ever were to amend or waive any provision of the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, we intend to satisfy our disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on our website set forth above rather than by filing a Current Report on Form 8-K.  In the case of a waiver for an executive officer or a director, the disclosure required under applicable Nasdaq listing standards also will be made available on our website.

Hedging and Pledging Policy

Under our Insider Trading Policy, our directors, executive officers, employees, and their designees may not hedge their ownership of our stock, including but not limited to trading in options, puts, calls, or other derivative instruments related to our stock or debt. Additionally, directors, executive officers, employees, and their designees may not purchase our stock on margin, borrow against our stock held in a margin account, or pledge our stock as collateral for a loan.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since 2011. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s amended and restated bylaws nor other governing documents or law require stockholder ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2023 and 2022 by Ernst & Young LLP, the Company’s principal accountant.

	FISCAL YEAR ENDED DECEMBER 31,
	2023	2022

	(in thousands)
Audit fees	$615	$615
All other fees	—	—
Total	$615	$615

Audit fees for both years include the aggregate fees billed or incurred for professional services rendered in connection with the annual audit of our financial statements, reviews of our quarterly financial statements included in our quarterly reports on Form 10-Q, accounting and financial reporting consultations and services in connection with registration statements and comfort letters.

All of the services of Ernst & Young LLP for the years ended December 31, 2023 and 2022 described above were pre-approved by the Audit Committee.

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to the chairperson of the Audit Committee or one or more of the committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting for ratification by the Audit Committee.

The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

AUDIT COMMITTEE REPORT (1)

The Audit Committee consists solely of independent directors, as required by and in compliance with SEC rules and regulations and Nasdaq listing standards. The Audit Committee operates pursuant to a written charter adopted by the Board.

The Audit Committee is responsible for assisting the Board in its oversight responsibilities related to accounting policies, internal controls, financial reporting, and legal and regulatory compliance. Management of the Company has the primary responsibility for the Company’s financial reporting processes, proper application of accounting principles, and internal controls as well as the preparation of its financial statements. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States (“U.S. GAAP”).

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2023 with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence. Based on the review and discussions described above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the SEC.

Mr. Daniel Junius, Chair Ms. Patricia Andrews
Mr. Scott Jackson

(1) The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

At the 2020 annual meeting of stockholders, the stockholders indicated their preference that we solicit a non-binding advisory vote on the compensation of our named executive officers, commonly referred to as a “say-on-pay vote,” every year.  In accordance with that policy, this year, we are again asking stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.

This say-on-pay vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the policies and practices described in this proxy statement. The compensation of the Company’s named executive officers subject to the say-on-pay vote is disclosed in the compensation tables and the related narrative disclosures that accompany the compensation tables contained in the “Executive Compensation” section of this proxy statement. We believe that our compensation components provide a reasonable balance of base compensation and long-term equity-based incentive compensation that is closely aligned with the Company’s overall performance. Compensation of the Company’s named executive officers is designed to enable the Company to attract, retain and motivate talented and experienced executives to lead the Company successfully in a competitive environment; to provide incentives that reward the achievement of performance goals that directly correlate to the enhancement of stockholder value; and to align the named executive officers’ interests with those of stockholders through long-term incentives linked to company performance.

Because the say-on-pay vote is advisory, it is not binding on the Board or the Company. Nevertheless, the views expressed by stockholders, whether through this say-on-pay vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this say-on-pay vote in making determinations in the future regarding executive compensation arrangements. Unless the Board decides to modify the frequency of soliciting say-on-pay votes, the next scheduled say-on-pay vote will be at the 2025 annual meeting of stockholders.

The text of the resolution in respect of Proposal 3 is as follows:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby approved.”

PROPOSAL 4

APPROVAL OF AMENDMENT OF CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES

The Board is requesting stockholder approval of an amendment to the Restated Certificate to increase the authorized number of shares of common stock from 100,000,000 shares to 150,000,000 shares. The current Restated Certificate was adopted in January 2014, and the authorized number of shares of common stock has not been increased since that time. The text of the proposed amendment is set forth on Appendix A to this Proxy Statement.

The additional common stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding common stock of the Company. Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of currently outstanding common stock of the Company, except for effects incidental to increasing the number of shares of the Company’s common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock.  If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment to the Restated Certificate with the Secretary of State of the State of Delaware.

In addition to the 64,450,385 shares of common stock outstanding on the record date, the Board has reserved 20,002,206 shares of common stock for issuance upon exercise of options and settlement of restricted stock units and other equity awards granted under the Company’s equity incentive plans, including our inducement plan.

Although, at present, the Board has no plans to issue the additional shares of common stock, it desires to have the shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future.  The additional shares may be used for various purposes without further stockholder approval.  These purposes may include raising capital, providing equity incentives to employees, officers or directors, and establishing strategic relationships with other companies.

Since the commencement of our operations, we have devoted substantially all of our resources to performing research and development activities in support of our product development efforts, hiring personnel, raising capital to support and expand such activities and providing general and administrative support for these operations. We do not have any products approved for sale and have not generated any revenue from product sales. We have funded our operations since the initial public offering of our common stock in 2014 primarily from additional public offerings of common stock.

We anticipate incurring significant losses for the foreseeable future and that a substantial portion of our capital resources and efforts will be focused on obtaining regulatory approval and preparing for commercialization of our lead product candidate uproleselan, as well as completing the necessary clinical development of the other product candidates in our pipeline and discovering new potential therapeutics. In light of our capital needs, we regularly consider fundraising opportunities and may decide, from time to time, to raise capital based on various factors, including market conditions and our plans of operation. In this regard, if the Board determines that raising additional capital through the issuance of additional shares of common stock (or securities convertible into common stock) is desirable, we want to be able to act quickly if market conditions are favorable. However, unless our stockholders approve this proposal, we will not have sufficient unissued and unreserved authorized shares to engage in such transactions.

Further, our success also depends in part on our continued ability to attract, retain, and motivate highly qualified management and key personnel. If this proposal is not approved by our stockholders, the lack of unissued and unreserved authorized shares of common stock to provide future equity incentive opportunities could adversely impact our ability to achieve these goals.

The additional shares of common stock that would become available for issuance if the proposal were adopted could also be used to delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board.  Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that approval of this proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

If the proposed amendment is approved, no further action by stockholders would be necessary prior to the issuance of additional shares of common stock unless required by applicable law or Nasdaq listing rules.

PROPOSAL 5

APPROVAL OF OFFICER EXCLUPATION PROVISIONS

Our Board believes that it is advisable and in the best interests of the Company and our stockholders to amend the Restated Certificate to provide for the elimination or limitation of monetary liability of officers of the Company for breach of fiduciary duty pursuant to and consistent with the General Corporation Law of the State of Delaware, or the DGCL. Article VI of the Restated Certificate currently provides for the elimination or limitation of monetary liability of directors for breach of fiduciary duty pursuant to and consistent with the DGCL. The proposed amendment would add a new Article IX to the Restated Certificate to provide for such elimination or limitation of monetary liability of officers of the Company for breach of fiduciary duty pursuant to and consistent with the DGCL.

Effective August 1, 2022, Section 102(b)(7) of the DGCL was amended to permit a corporation’s certificate of incorporation to include a provision eliminating or limiting monetary liability for the following officers for breach of fiduciary duty in certain actions: (i) a corporation’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer; (ii) an individual identified in public filings as one of the most highly compensated officers of the corporation; and (iii) an individual who, by written agreement with the corporation has consented to be identified as an officer for purposes of Delaware’s long-arm jurisdiction statute.

The Board has adopted resolutions approving the proposed Certificate of Amendment to the Restated Certificate in substantially the form attached hereto as Appendix B. At that time, the Board declared the proposed amendment to be advisable and in our best interests and that of our stockholders and is accordingly submitting the proposed amendment for approval by our stockholders.

If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment to the Restated Certificate with the Secretary of State of the State of Delaware.

The Board desires to amend the Restated Certificate to maintain provisions consistent with the governing statutes contained in the DGCL. Prior to the amendment of Section 102(b)(7) of the DGCL, Delaware law permitted Delaware corporations to exculpate directors from personal liability for monetary damages associated with breaches of fiduciary duty, subject to certain exceptions, but that protection did not extend to a Delaware corporation’s officers. Consequently, stockholder plaintiffs have employed a tactic of bringing certain claims that would otherwise be exculpated if brought against directors, against individual officers to avoid dismissal of such claims. The amendment of Section 102(b)(7) of the DGCL was adopted to address inconsistent treatment between officers and directors and address rising litigation and insurance costs for stockholders.

As is currently the case with directors under the Restated Certificate, this provision would not exculpate officers from liability for breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Nor would this provision exculpate such officers from liability for claims brought by or in the right of the corporation, such as derivative claims. The Board believes it is necessary to provide protection to officers to the fullest extent permitted by law in order to attract and retain top talent. This protection has long been afforded to directors, and accordingly, the Board believes that the proposed amendment, which would extend exculpation to officers, as specifically permitted by Section 102(b)(7) of the DGCL, is advisable and in the best interests of the Company and its stockholders.

EXECUTIVE OFFICERS

The following table sets forth information concerning our executive officers as of March 31, 2024.

Name	Age	Position(s)
Harout Semerjian	53	President and Chief Executive Officer
Brian Hahn	49	Chief Financial Officer and Senior Vice President
Bruce Johnson	56	Chief Commercial Officer and Senior Vice President
Chinmaya Rath	48	Chief Business Officer and Senior Vice President
Edwin Rock, M.D.	63	Chief Medical Officer and Senior Vice President

Biographical information for Mr. Semerjian is included above with the director biographies.

Brian Hahn

Mr. Hahn has served as our Chief Financial Officer and Senior Vice President since January 2019, our Chief Financial Officer from 2012 until January 2019, and our Director of Finance and Administration from 2010 to 2012. From 2009 to 2010 he served in the position of Assistant Controller for OpGen, Inc., a biotechnology company, and from 2002 to 2009, Mr. Hahn served in the position of Executive Director of Finance at MiddleBrook Pharmaceuticals, Inc. (formerly Advancis Pharmaceutical), a specialty pharmaceutical company. From 1998 to 2001, he was a senior accountant with Bering Truck Corporation. Mr. Hahn currently serves as Co-Chair of the Biotechnology Industry Organization (BIO)’s Finance and Tax Committee. In 2015, Mr. Hahn testified on behalf of BIO before the House Subcommittee on Capital Markets and Government Sponsored Enterprises in support of the Fostering Innovation Act. Mr. Hahn received a B.B.A. from Shenandoah University and an M.B.A. from the University of Maryland.

Bruce Johnson

Mr. Johnson has served as our Chief Commercial Officer and Senior Vice President since February 2022. From October 2021 to February 2022, he was self-employed as an independent healthcare consultant. From August 2019 to October 2021, Mr. Johnson was Executive Vice President and Chief Commercial Officer of Cancer Expert Now, Inc., provider of an online technology platform designed for patients to connect with cancer experts. Prior to serving as Vice President, Global Commercial Development, Oncology for Abbvie from January 2019 to July 2019, Mr. Johnson had a 25-year career with Novartis, serving in marketing and commercial roles of increasing responsibility, most recently as Vice President and Global Franchise Head, Malignant Hematology. Mr. Johnson received a B.A. in Microbiology from Miami University and completed graduate coursework in Biochemistry and Molecular Biology at Columbia University and graduate coursework in marketing and finance from Rutgers Business School.

Chinmaya Rath

Mr. Rath has served as our Chief Business Officer and Senior Vice President since February 2023, having served as a strategic advisor to our company from September 2022 until his appointment as Chief Business Officer. Since November 2022, Mr. Rath has been an Entrepreneur-in-Residence with Catena Biosciences, where he now serves as a member of the Board of Directors representing Social Impact Capital, a venture capital firm. He has also served as a Board member of mAbTree Biologics, a privately owned therapeutics antibody company. From October 2021 to August 2022, Mr. Rath was the founder and chief executive officer of CelluRx, a potential cell therapy spin-off of Saliogen Therapeutics. From June 2019 to September 2021, he was a Vice President at Omega Therapeutics, and from December 2018 to May 2019 he was a marketing director at AstraZeneca. He previously spent nearly a decade in roles of increasing responsibility with Novartis. Earlier in his career, Mr. Rath was a consultant for IMS Health. He received M.B.A. degrees from the University of Warwick Business School, UK, and the Army Institute of Management Studies, India. He completed his undergraduate studies in Life Sciences with honors from Ravenshaw University, India.

Edwin Rock, M.D.

Dr. Rock has served as our Chief Medical Officer and Senior Vice President since September 2022. Prior to joining our company, Dr. Rock was the Chief Medical Officer at Partner Therapeutics from September 2020 to September 2022. Previously, he served as the Vice President of Clinical Development at MacroGenics, Inc. from 2017 to September 2020, where he led that company’s program culminating in FDA approval of its product Margenza. From 2016 to 2017, he served as Executive Director, Clinical Research at Astex, a subsidiary of Otsuka Pharmaceutical Co., Ltd., having previously served from 2009 to 2016 as Otsuka’s Senior Director, Global Clinical Development. Earlier in his career he worked in clinical development for GSK and as a Medical Officer in the FDA’s Office of Oncology Drug Products. Dr. Rock holds a B.A. in Biology and Economics from Swarthmore College. He earned Ph.D. and M.D. degrees from the Stanford University School of Medicine before completing his Internal Medicine residency at Brigham and Women’s Hospital and his Medical Oncology fellowship at the University of Pennsylvania.

Each executive officer serves at the discretion of our Board and holds office until the executive officer’s successor is duly elected and qualified or until the executive officer’s earlier resignation or removal.

EXECUTIVE COMPENSATION

Our named executive officers for the year ended December 31, 2023 were as follows:

●	Harout Semerjian, our President and Chief Executive Officer;

●	Brian Hahn, our Chief Financial Officer and Senior Vice President; and

●	Edwin Rock, M.D., our Chief Medical Officer and Senior Vice President.

2023 SUMMARY COMPENSATION TABLE

The following table shows, for the years ended December 31, 2023 and 2022, the compensation awarded to or paid to, or earned by, our Chief Executive Officer and our two other most highly compensated executive officers at December 31, 2023. We refer to these officers in this Proxy Statement as our named executive officers.

					NON-EQUITY
					INCENTIVE
				OPTION	PLAN	ALL OTHER
		SALARY	BONUS	AWARDS	COMPENSATION	COMPENSATION	TOTAL
NAME AND PRINCIPAL POSITION	YEAR	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)
Harout Semerjian	2023	638,405	100,000	1,263,328	376,910	10,775	2,389,418
-President and Chief Executive Officer	2022	614,090	100,000	338,800	372,574	9,458	1,434,922
Brian Hahn	2023	461,009	154,679	477,822	196,004	10,425	1,299,939
-Chief Financial Officer and Senior Vice President	2022	443,450	103,120	169,920	193,001	8,700	918,191
Edwin Rock, M.D.(5)	2023	466,620	—	474,912	198,779	12,000	1,152,311
-Chief Medical Officer and Senior Vice President

(1)	For Mr. Semerjian, the amount for 2022 represents the second half of a signing bonus award to him upon joining our company in 2021, and the amount for 2023 represents a discretionary bonus awarded, in part, to assist with commuter expenses. For Mr. Hahn, amounts in this column represent a retention bonus initially awarded in January 2022, of which 40% was paid in August 2022 and the remaining 60% was paid in August 2023.
(2)	The amounts reflect the full grant date fair value for stock option awards granted during the indicated year. The grant date fair value was computed in accordance with ASC Topic 718, Compensation—Stock Compensation. This calculation does not give effect to any estimate of forfeitures related to service-based vesting but assumes that the executive will perform the requisite service for the award to vest in full. The assumptions we used in valuing stock options are described in Note 9 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon vesting or exercise of the stock options, or the sale of the common stock underlying the stock options.
(3)	The amounts reflect the portion of each officer’s target bonus paid based on the achievement of pre-specified corporate and/or individual performance goals, which for 2023 are discussed further below under “Annual Bonus.”
(4)	Amounts in this column reflect matching contributions under the Company’s 401(k) plan and supplemental compensation for cell phone expenses. For Mr. Semerjian only, the amount reported for 2022 also includes $758 for tax return preparation fees.
(5)	Dr. Rock was not a named executive officer for 2022, and as a result his compensation for that year has been omitted pursuant to applicable SEC rules and regulations.

Executive Compensation Process and Narrative to Summary Compensation Table

The overall objectives of our executive compensation program are based on the following key principles:

●	attracting, retaining and motivating superior executive talent;

●	providing incentives that reward the achievement of performance goals that directly correlate to the enhancement of stockholder value, as well as to facilitate executive retention; and

●	aligning the executives’ interests with those of stockholders through long-term incentives linked to company performance.

Our Compensation Committee reviews compensation annually for all employees, including our executives. In setting executive base salaries and bonuses and granting equity incentive awards, the Compensation Committee considers compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders and a long-term commitment to our company. The Compensation Committee does not target a specific mix of compensation among base salary, bonus or long-term incentives.

Our Compensation Committee typically reviews and discusses management’s proposed compensation with the Chief Executive Officer for all officers other than the Chief Executive Officer. Based on those discussions and its discretion, the Compensation Committee then recommends the compensation for each executive officer. Our Compensation Committee, without members of management present, discusses and ultimately approves the compensation of our executive officers.

From time to time, various members of management and other employees, as well as outside advisors or consultants, may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation. The Chief Executive Officer may provide his recommendations with respect to the achievement of the corporate performance objectives established by the Board, but the Compensation Committee makes the final determination with respect to their level of achievement.

The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve such consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq, the Compensation Committee engaged Alpine Rewards, LLC, or Alpine, as a compensation consultant to evaluate our executive compensation program for 2023. The Compensation Committee assessed Alpine’s independence and determined that Alpine had no conflicts of interest in connection with its provision of services to the Compensation Committee.

Alpine’s engagement included assisting the Compensation Committee with the selection of a peer group of companies for benchmarking purposes, an analysis of our existing executive compensation, including our equity incentive plan and option granting practices, and an analysis of our director compensation policy. Alpine presented the Compensation Committee with data about the compensation paid by our peer group of companies, described below, and other employers, who we believe compete with us for executives, updated the Compensation Committee on new developments in areas that fall within the Compensation Committee’s jurisdiction and advised the Compensation Committee regarding its responsibilities. The compensation consultant serves at the pleasure of the Compensation Committee rather than us, and the compensation consultant’s fees are approved by the Compensation Committee. Our management provided general information and input to assist the Compensation Committee and Alpine during its engagement, but otherwise did not have the ability to direct Alpine’s work.

Peer Group and Comparative Benchmarking

In consultation with Alpine, our Compensation Committee evaluated our executive compensation program, including base salary, total cash compensation and equity awards, against compensation paid or awarded by a peer group of biopharmaceutical companies recommended by Alpine and approved by our Compensation Committee. In identifying a peer group for us for purposes of evaluating and benchmarking our executive compensation program, Alpine considered such factors as stage of product development and commercialization, product pipeline, location, market capitalization, revenue, employee headcount and therapeutic focus.

The peer group analysis for purposes of establishing 2023 and 2024 compensation resulted in the selection of the following companies:

2023 Compensation Peer Group	2024 Compensation Peer Group
Abeona Therapeutics, Inc.	Abeona Therapeutics, Inc.
Actinium Pharmaceuticals, Inc.	Actinium Pharmaceuticals, Inc.
Aeglea BioTherapeutics, Inc.	ALX Oncology Holdings, Inc.
Alaunos Therapeutics	Atara Biotherapeutics, Inc.
Ardelyx, Inc.	Atossa Therapeutics, Inc.
Candel Therapeutics	Candel Therapeutics
CASI Pharmaceuticals, Inc.	Cardiff Oncology, Inc.
Catalyst Biosciences, Inc.	Celcuity, Inc.
Cidara Therapeutics, Inc.	Chimerix, Inc.
Concert Pharmaceuticals, Inc.	Cidara Therapeutics, Inc.
Corvus Pharmaceuticals, Inc.	Corvus Pharmaceuticals, Inc.
CymaBay Therapeutics, Inc.	Cue Biopharma, Inc.
Galera Therapeutics	CytomX Therapeutics, Inc.
Idera Pharmaceuticals, Inc.	Gritstone bio, Inc.
MEI Pharma, Inc.	Ikena Oncology, Inc.
Rain Therapeutics	MEI Pharma, Inc.
Sesen Bio, Inc.	Mersana Therapeutics, Inc.
Syros Pharmaceuticals, Inc.	Rain Oncology, Inc.
TRACON Pharmaceuticals	Syros Pharmaceuticals, Inc.
X4 Pharmaceuticals, Inc.	X4 Pharmaceuticals, Inc.

In addition to reviewing the SEC filings for these peer companies, our Compensation Committee also considers broader surveys of compensation practices for companies in our industry. In general, our Compensation Committee seeks to target our named executive officers’ base salaries, total cash compensation and equity compensation to be at or near the median of similarly situated executive officers of companies in our peer group.

Annual Base Salary

The following table presents the base salaries for each of our named executive officers.

	2024 BASE	2023 BASE	2022 BASE
	SALARY	SALARY	SALARY
NAME	($)	($)	($)
Harout Semerjian	666,076	640,458	615,825
Brian Hahn	480,991	462,491	444,703
Edwin Rock, M.D. (1)	487,802	469,040	N/A

[1] Dr. Rock was not a named executive officer for 2022.

Annual Bonus

We seek to motivate and reward our executives for achievements relative to our corporate goals and expectations for each fiscal year. Each named executive officer has a target bonus opportunity, defined as a percentage of his annual salary. The following table presents the target bonus of each of our named executive officers for 2023:

TARGET BONUS
NAME	(% OF SALARY)
Harout Semerjian	55
Brian Hahn	40
Edwin Rock, M.D.	40

To reinforce the importance of integrated and collaborative leadership, bonuses for executives other than the Chief Executive Officer have been based primarily on company performance, but also contain an individual performance component. Our Chief Executive Officer’s bonus has historically been based exclusively on company performance. In no event may a bonus awarded to an executive exceed 150% of such executive’s target bonus.

For 2023, the corporate objectives approved by our Compensation Committee and subsequently confirmed by the Board were:

●Advancing our uproleselan program toward commercial launch (60% collective weighting), including sub-initiatives regarding:
o	Executing an interim analysis of our Phase 3 clinical study;
o	Developing our expected timeline for top line data readout;
o	Preparing relevant NDA submission documents in advance of primary analysis;
o	Developing a clinical study report shell document;
o	Achieving a specified manufacturing batch goal while advancing packaging, labeling and serialization activities;
o	Establishing field medical affairs capabilities, including achievement of specific engagement and publication targets;
o	Building infrastructure to support commercialization and plan for scale up; and
o	Refining strategies for marketing applications and commercialization outside of the United States.
●	Acquiring specified financing while ensuring cash runway through a specific timepoint (25% weighting);
●	Maximizing the opportunity of our GMI-1687 program and other pipeline assets while preparing for diligence capabilities (5% weighting); and
●	Achieving corporate and team performance goals (10% collective weighting), including sub-objectives to:
o	Enhance our corporate website and investor relations communication capabilities;
o	Develop and implement our formal corporate mission statement;
o	Complete specified personnel hires; and
o	Scale-up anticipated organizational commercialization support.

The Committee evaluated our performance against each of the foregoing weighted objectives, with our achievement of specific levels being considered against the backdrop of our execution in February 2023 of an interim analysis of our Phase 3 clinical trial of uproleselan in relapsed/refractory AML, the subsequent clearance by the FDA of a time-based final analysis of that trial as well as prioritization and implementation of related initiatives, successful completion of financing activities, and the initiation of a Phase 1a clinical study of our drug candidate, GMI-1687.

With respect to the uproleselan objective, the Committee evaluated our execution of the interim analysis of our Phase 3 clinical trial of uproleselan, our efforts with the FDA and resulting FDA clearance of a time-based final analysis, and the Company’s advancement or achievement of various preparatory matters related to Phase 3 trial readout, including manufacturing, clinical operations, commercial operations and regulatory activities.  The Committee further noted that we had significantly exceeded our medical affairs engagement sub-initiative and that the publication target, although not fully realized, was substantially achieved. As a result, the Committee in its discretion awarded 62% credit, or 2% above the available 60%.

For the financing objective, the Committee considered our financial management practices and utilization of the Company’s at-the-market sales agreement during the year.  Based on the Company’s resulting cash position and expected cash burn, the Committee determined that we had exceeded the objective and awarded a total of 30% credit, or 5% above the originally available 25%.

The Committee further determined that we had fully achieved each of the GMI-1687 and corporate and team performance objectives described above.  These objectives collectively represented 15% of the weighting of our 2023 corporate objectives.

Accordingly, based on the Committee’s assessment of the level of our achievement against our corporate objectives during 2023, our Compensation Committee concluded that we had achieved an aggregate of 107% of the weighting of the corporate objectives.  The Committee approved the payment of that same percentage of the portion of each named executive officer’s target bonus attributable to corporate objectives.  Mr. Semerjian’s target bonus was based solely upon the achievement of corporate objectives for 2023, and accordingly, his bonus for 2023 was equal to 107% of his target bonus. For each of Mr. Hahn and Dr. Rock, the 2023 corporate objectives represented 85% of his respective target bonus amount, and accordingly, he was awarded 107% credit toward his target bonus based on the Company’s accomplishments described above. Based on the achievement of his individual performance objectives during the year, each of Mr. Hahn and Dr. Rock was awarded the remaining 15% credit toward his target bonus in full, resulting in a total bonus payment of approximately 106% of his target bonus for 2023. Bonus payouts for the named executive officers at the aforementioned levels are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above for 2023.

Retention Bonuses

In January 2022, the Compensation Committee approved a cash retention program for selected employees, including the Company’s executive officers other than the Chief Executive Officer. Under the program, each participant had the opportunity to receive an individual cash award up to 1.5 times the amount of such participant’s 2021 annual bonus target.  Of the cash award, 40% was paid in a lump sum in August 2022 to participants who were employed at that time and the remaining 60% was paid in a lump sum in August 2023. Mr. Hahn is the only named executive officer who was eligible to participate in the cash retention program.  His cash retention award is described in the Summary Compensation Table above under the “Bonus” column.

Long-Term Incentives

We have historically granted stock options to our named executive officers and in some prior years also awarded restricted stock units. We award stock options on the date the Compensation Committee approves the grant. We set the option exercise price and grant date fair value based on the closing price of our common stock on the Nasdaq Global Market on the date of grant. We typically grant stock options at the start of employment and annually as part of the Compensation Committee review process.

In January 2023, in connection with its annual compensation review for 2022, our Compensation Committee granted options to purchase shares of our common stock to our named executive officers. The shares of common stock subject to the option grants in the table below vest as to one-fourth of the shares one year after the date of grant, with the balance of the shares vesting in 36 successive equal monthly installments thereafter, subject to the named executive officer’s service with us as of each such date. Each option has an exercise price of $2.55 per share, the closing price of our common stock on the grant date.

Number of Shares
Underlying January 2023
Option Grant
Harout Semerjian	651,200
Brian Hahn	246,300
Edwin Rock, M.D.	244,800

Similarly, in January 2024, in connection with its annual compensation review for 2023, our Compensation Committee reviewed the peer group and market data presented by Alpine and granted additional options with the same four-year vesting schedule. Each option has an exercise price of $3.11 per share, the closing price of our common stock on the grant date.

Number of Shares
Underlying January 2024
Option Grant
Harout Semerjian	695,000
Brian Hahn	250,000
Edwin Rock, M.D.	250,000

In January 2022, our Compensation Committee granted options to purchase shares of our common stock with both service-based and performance-based vesting. The performance-based options are scheduled to vest as to one-half of the shares upon FDA approval of our product candidate uproleselan and as to the remaining one-half upon the first commercial sale of uproleselan in the United States or abroad, subject to the recipient’s continued service through the applicable vesting date. Mr. Hahn was awarded a performance-based option for 47,700 shares common stock and is the only named executive officer to receive an option with performance-based vesting in January 2022. Mr. Semerjian was awarded a performance-based option for an aggregate of 549,200 shares, with the same vesting milestones, upon his appointment as our Chief Executive Officer in August 2021.

Outstanding Equity Awards at End of 2023

The following table provides information about outstanding stock options and restricted stock units held by each of our named executive officers at December 31, 2023.

	OPTION AWARDS							STOCK AWARDS
				EQUITY INCENTIVE
				PLAN AWARS:
				NUMBER OF				NUMBER OF	MARKET VALUE
	NUMBER OF	NUMBER OF		SECURITIES				SHARES	OF SHARES
	SECURITIES	SECURITIES		UNDERLYING				OR UNITS	OR UNITS OF
	UNDERLYING	UNDERLYING		UNEXERCISED		OPTION		OF STOCK	STOCK THAT
	UNEXERCISED	UNEXERCISED		UNEARNED		EXERCISE	OPTION	THAT HAVE	HAVE NOT
	OPTIONS (#)	OPTIONS (#)		OPTIONS (#)		PRICE	EXPIRATION	NOT VESTED	VESTED (2)
NAME	EXERCISABLE	UNEXERCISABLE		UNEXERCISABLE		($)	DATE (1)	(#)	($)
Harout Semerjian	640,734	457,666	(3)			2.03	08/02/2031
	—	—		549,200	(4)	2.03	08/02/2031
	202,928	220,572	(5)			1.11	01/20/2032
	—	651,200	(6)			2.55	01/18/2033
Brian Hahn	37,564	—				8.00	01/09/2024
	61,000	—				7.15	01/07/2025
	65,000	—				5.22	01/06/2026
	65,000	—				6.33	01/03/2027
	65,000	—				20.03	01/09/2028
	90,000	—				10.59	01/16/2029
	117,500	2,500	(7)			4.72	01/21/2030
	50,313	18,687	(8)			3.81	01/19/2031
	78,919	85,781	(5)			1.11	01/20/2032
	—	246,300	(6)			2.55	01/18/2033
	—	—		47,700	(4)	1.11	01/20/2032
								17,250	40,710	(9)
Edwin Rock, M.D.	62,500	137,500	(10)			0.74	09/01/2032
	—	244,800	(6)			2.55	01/18/2033

(1)	In each case the option expiration date is ten years after the date of grant.
(2)	Market value of restricted stock units that have not vested was determined by multiplying the number of shares by $2.36, the closing price of our common stock on December 29, 2023.
(3)	These shares will vest monthly through August 3, 2025, in each case subject to the officer’s continued service through the applicable vesting date.
(4)	This option will vest upon achievement of specified development and commercialization milestones, as described above.
(5)	These shares will vest monthly through January 21, 2026, subject to the officer’s continued service through each applicable vesting date.
(6)	25% of the total shares underlying this option vested on January 19, 2024. The remaining shares will vest monthly through January 19, 2027, subject to the officer’s continued service through each applicable vesting date.
(7)	These shares vested on January 22, 2024.
(8)	These shares will vest monthly through January 20, 2025, subject to the officer’s continued service through each applicable vesting date.
(9)	One-half of these shares vested on January 20, 2024, and the remainder will vest on January 20, 2025, subject to the officer’s continuous service as of that date.
(10)	These shares will vest monthly through September 2, 2026, in each case subject to the officer’s continued service through the applicable vesting date.

Pension Benefits and Nonqualified Deferred Compensation

Our named executive officers did not participate in, or otherwise receive any benefits under, any pension plan or nonqualified deferred compensation plan sponsored by us during 2023.

Employment Agreements and Potential Payments upon Termination of Employment or upon Change in Control

Pursuant to their employment agreements with us, each named executive officer is eligible for severance benefits in specified circumstances. Under the terms of the agreements, upon execution and effectiveness of a severance agreement and release of claims, each such named executive officer will be entitled to severance payments if we terminate such executive’s employment without cause, or such executive terminates employment with us for good reason.

The following definitions have been adopted in the current employment agreements with our named executive officers:

●	“cause” means that we have determined in our sole discretion that any of the following occurred: (a) the executive officer’s breach of fiduciary duty or substantial misconduct with respect to our business and affairs, (b) the executive officer’s neglect of duties or failure to act which can reasonably be expected to materially adversely affect our business or affairs, (c) the executive officer’s material breach of the employment agreement, or of any provision of the proprietary information, assignment of inventions, noncompetition and nonsolicitation agreement to which the executive is a party which, to the extent curable, is not cured within 15 days after written notice thereof is given to the executive officer, (d) the commission by the executive officer of an act involving moral turpitude or fraud, (e) the executive officer’s conviction of any felony, or of any misdemeanor involving fraud, theft, embezzlement, forgery or moral turpitude, (f) other conduct by the executive officer that is materially harmful to our business or reputation, including but not limited to conduct found to be in violation of our policies prohibiting harassment or discrimination, or (g) the expiration of the employment agreement;

●	“good reason” means any of the following without the executive officer’s prior written consent: (a) any material diminution of the executive officer’s duties or responsibilities under the employment agreement (except in each case in connection with a termination for cause or as a result of the executive officer’s death or disability), or the assignment to the executive officer of duties or responsibilities that are materially inconsistent with the executive officer’s then-current position, with the exception of certain situations involving the acquisition of the Company; (b) a reduction of at least 10% of the executive’s base salary unless pursuant to a salary reduction program applicable generally to similarly-situated employees; (c) any material breach of the employment agreement by us which we have not cured within 15 business days after written notice thereof is given to us; or (d) a relocation of the executive officer from our principal office to a location more than 35 miles from the location of our principal office, other than on required travel by the executive officer on business or on a temporary basis not to exceed a period equal to two calendar months; and

●	“change in control” means any of the following: (a) a sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of our assets, other than the transfer of our assets to a majority-owned subsidiary corporation; (b) a merger or consolidation in which we are not the surviving corporation, unless the holders of our outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing at least 50% of the voting power of the corporation or other entity surviving such transaction; (c) a reverse merger in which we are the surviving corporation but the shares of our common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, unless the holders of our outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing at least 50% of our voting power; or (d) any transaction or series of related transactions in which in excess of 50% of our voting power is transferred; provided that, where required to avoid additional taxation under Section 409A of the Internal Revenue Code, the event that occurs must also be a “change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation” as defined under applicable regulations.

The following table summarizes the schedule of severance payments each of our named executive officers would receive in the event of a qualifying termination.

				CONTINUATION OF
				EMPLOYER PORTION
				OF MEDICAL,	ACCELERATION OF
	SALARY			DENTAL AND VISION	UNVESTED
TERMINATION SCENARIO	CONTINUATION(1)	BONUS		BENEFIT PREMIUMS	EQUITY AWARDS
Prior to or More than 12 Months Following a Change in Control
Harout Semerjian	18 months	None		18 months	None
Brian Hahn	12 months	None		12 months	None
Edwin Rock, M.D.	12 months	None		12 months	None
Within 12 Months Following a Change in Control
Harout Semerjian	18 months	Target Bonus	(2)	18 months	Full Acceleration	(3)
Brian Hahn	12 months	Target Bonus	(2)	12 months	Full Acceleration	(3)
Edwin Rock, M.D.	12 months	Target Bonus	(2)	12 months	Full Acceleration	(3)

(1)	If the termination is prior to, or more than 12 months following a change, in control, the executive officer’s salary continuation will be paid on our regular payroll dates, less applicable withholdings and deductions. If the termination is within 12 months following a change in control, the executive officer’s salary continuation will be paid in a lump-sum cash payment, less applicable withholdings and deductions, within 60 days following the change in control termination.
(2)	The executive officer will receive payment of the executive officer’s target bonus award for the 18 months, in the case of Mr. Semerjian, or 12 months, in the case of Mr. Hahn and Dr. Rock, immediately prior to the executive officer’s change in control termination, payable in a lump-sum cash payment, less applicable withholdings and deductions, within 60 days following the change in control termination.
(3)	The executive officer will receive accelerated vesting of all then unvested equity awards that he may have, if any.

Health and Welfare Benefits

Our named executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life and disability insurance, in each case on the same basis as our other employees.

We also maintain a defined contribution employee retirement plan for our employees, including our named executive officers. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401 of the Internal Revenue Code so that contributions to our 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan. Our 401(k) plan provides that each participant may contribute a portion of his or her pre-tax compensation, up to a statutory limit, which was $22,500 for 2023 and is $23,000 for 2024. Participants who are at least 50 years old can also make “catch-up” contributions, which was and is up to an additional $7,500 for 2023 and 2024. Under our 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee, subject to participants’ ability to give investment directions by following specified procedures. In 2023, we provided matching contributions of up to 50% of the first 6% of each employee’s eligible contributions to the 401(k) plan.

We do not provide perquisites or personal benefits to our named executive officers. We do, however, pay the premiums for term life insurance for all of our employees, including our named executive officers. We previously paid premiums for long-term care insurance for all of our employees; we no longer do so, although we continue to pay such premiums for continuing employees for whom we previously did so. Due to his tenure with the Company, Mr. Hahn is the only named executive officer for whom we continue to pay such long-term care insurance premiums.

Clawbacks

As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, the CEO and Chief

Financial Officer may be legally required to reimburse the Company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002, as amended.  Additionally, we have implemented a Dodd-Frank Act-compliant clawback policy, as required by SEC rules.

PAY VERSUS PERFORMANCE

We are providing the following information about the relationship between executive compensation actually paid and certain financial performance of our company as required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K. This does not necessarily reflect value actually received or realized by the executives or how our Compensation Committee evaluates compensation decisions in light of company or individual performance.

Pay versus Performance Table

					Average		Value of
					Summary		Initial Fixed
					Compensation		$100
	Summary				Table Total		Investment
	Compensation				For Non-PEO	Average	Based On
	Table Total for	Summary			Named	Compensation	Total
	Principal	Compensation	Compensation	Compensation	Executive	Actually Paid	Shareholder	Net Income
	Executive	Table Total for	Actually Paid to	Actually Paid to	Officers	To Non-PEO	Return	(Loss)(7)
	Officer ("PEO")1(2)	PEO 2 (2)	PEO 1 (3)	PEO 2 (3)	(NEOs)(4)	NEOs (5)	("TSR")(6)	(thousands)
Year (1)	($)(b)	($)(b)	($)(c)	($)(c)	($)(d)	($)(e)	($)(f)	($)(g)
2023	2,389,418	—	1,726,797	—	1,226,125	1,040,066	63	(36,899)
2022	1,434,922	—	4,067,807	—	836,222	1,046,698	81	(46,689)
2021	2,876,118	1,420,848	2,062,334	(1,283,348)	1,122,561	(332,812)	38	(63,427)

(1)	We are a smaller reporting company pursuant to Rule 405 of the Securities Act of 1933, and as such, we are only required to include information for the past three fiscal years in this table.
(2)	The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Semerjian (our current Chief Executive Officer since August 6, 2021) (“PEO 1”) and Ms. King (our former Chief Executive Officer who retired from that position on August 6, 2021) (“PEO 2”), respectively, for each corresponding year in the “Total” column of the Summary Compensation Table.
(3)	The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Semerjian and Ms. King, respectively, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Semerjian and Ms. King during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments made to Mr. Semerjian’s and Ms. King’s total compensation for each year to determine the compensation actually paid are shown in the “Adjustments to Compensation Actually Paid” table below.
(4)	The dollar amounts reported in column (d) represent the average of the amounts reported for our company’s named executive officers (NEOs) as a group (excluding, in the case of 2022, Mr. Semerjian, and, in the case of 2021, Mr. Semerjian and Ms. King) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding, in the case of 2022, Mr. Semerjian, and, in the case of 2021, Mr. Semerjian and Ms. King) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023, Brian Hahn and Edwin Rock; (ii) for 2022, Brian Hahn and Armand Girard; and (iii) for 2021, Brian Hahn and John Magnani, Ph.D.
(5)	The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding, in the case of 2022, Mr. Semerjian, and, in the case of 2021, Mr. Semerjian and Ms. King), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding, in the case of 2022, Mr. Semerjian, and, in the case of 2021, Mr. Semerjian and Ms. King) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments made to the average total compensation for the NEOs as a group (excluding, in the case of 2022, Mr. Semerjian, and, in the case of 2021, Mr. Semerjian and Ms. King) for each year to determine the average compensation actually paid are shown in the “Adjustments to Compensation Actually Paid” table below.
(6)	Cumulative total shareholder return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our company’s share price at the end and the beginning of the measurement period by our company’s share price at the beginning of the measurement period. No dividends were paid on stock or option awards in 2022 or 2023.
(7)	The dollar amounts reported represent the amount of net income (loss) reflected in our audited financial statements for the applicable year.

Adjustments to Compensation Actually Paid

As noted above in footnotes 3 and 5 to the Pay versus Performance Table, in accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to (i) Mr. Semerjian’s total compensation for each year, as applicable, to determine the compensation actually paid to him, and (ii) to the average total compensation for the NEOs as a group (excluding Mr. Semerjian) for each year to determine the average compensation actually paid to them. The methodology used to determine compensation actually paid is further described in footnotes (a), (b) and (c) below.

	FY2023		FY2022		FY2021
	PEO	Other NEOs	PEO	Other NEOs	PEO	PEO	Other NEOs
Adjustments:	Semerjian	Average (c)	Semerjian	Average (c)	Semerjian	King	Average (c)
Total from Summary Compensation Table	$2,389,418	$1,226,125	$1,434,922	$836,222	$2,876,118	$1,420,848	$1,122,561
Adjustments for stock and options awards
Deduct: SCT Amounts (a)	(1,263,328)	(476,367)	(338,800)	(161,920)	(2,394,160)	(887,668)	(482,698)
Add: Fair value of equity granted during fiscal year, outstanding and unvested as of end of fiscal year (b)	1,176,784	443,734	1,107,645	529,368	1,580,376	289,701	87,799
Add (Deduct): Change in fair value of equity granted in prior year that is outstanding at beginning and end of fiscal year (b)	(264,514)	(65,979)	2,045,495	115,696	-	(445,799)	(155,176)
Add (Deduct): Change in fair value for awards granted in prior fiscal years that vested in fiscal year (b)	(311,563)	(87,447)	(181,454)	(272,667)	-	(1,660,429)	(905,297)
Total adjustments for stock and option awards	600,707	290,308	2,632,885	210,476	(813,784)	(2,704,196)	(1,455,373)
Compensation Actually Paid (as calculated)	$1,726,797	$1,040,066	$4,067,807	$1,046,698	$2,062,334	$(1,283,348)	$(332,812)

(a)  The grant date fair value of equity awards represents the sum of the totals of the amounts reported in the “Option Awards” column in the Summary Compensation Table for the applicable year.

(b)  The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following, to the extent applicable: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year.

(c) For the NEOs as a group in each applicable year (excluding, in the case of 2022, Mr. Semerjian, and, in the case of 2021, Mr. Semerjian and Ms. King), all amounts shown represent averages.

Description of Relationship between Compensation Actually Paid and Cumulative TSR

The following graph sets forth the relationship between “compensation actually paid” to our PEO, the average of “compensation actually paid” to our other NEOs, and our cumulative TSR during the applicable year over the three fiscal-year period from 2021 through 2023:

Description of Relationship Between Compensation Actually Paid and Net Income (Loss)

The following graph sets forth the relationship between “compensation actually paid” to our PEO, the average of “compensation actually paid” to our other NEOs, and our net income (loss) during the applicable year over the three fiscal-year period from 2021 through 2023:

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

NON-EMPLOYEE DIRECTOR COMPENSATION

As compensation for serving on our Board of Directors, each director who is not an employee of our company receives a cash retainer for service on the Board and for service on each committee on which the director is a member. The compensation of our directors is based on market practice information provided by our independent compensation consultant. This compensation is periodically reviewed with respect to cash retainers and equity incentives.

The retainers paid to non-employee directors for service on the Board and for service on each committee of the Board on which the director is a member are as follows:

		CHAIR ADDITIONAL
	MEMBER ANNUAL SERVICE	ANNUAL SERVICE
	RETAINER	RETAINER
Board of Directors	$40,000	$30,000
Audit Committee	9,000	9,000
Compensation Committee	6,000	6,000
Nominating and Corporate Governance Committee	4,500	4,500

These retainers are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment is prorated for any portion of such quarter that the director is not serving on our Board. We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending our Board and committee meetings.

In March 2023, we amended our non-employee director compensation policy to allow for each director to make an election to receive all or a portion of the annual cash compensation payable above in the form of fully vested shares of common stock. Elections must be delivered before the start of the fiscal year to which the election relates. Elections cannot be altered with respect to a fiscal year once the fiscal year begins and, once made, such election remains in effect for all subsequent fiscal years unless and until revised or revoked.

In addition, any new non-employee director receives an option grant to purchase 80,000 shares of common stock upon becoming a director. This grant will vest in three equal installments on the first, second and third anniversaries of the grant date. Further, on the date of the 2024 annual meeting of stockholders, each non-employee director that continues to serve as a non-employee member on our Board will receive an option to purchase 40,000 shares of common stock. For the 2023 annual meeting of stockholders, the annual grant was an option to purchase 35,000 shares of common stock. The annual grant to the non-employee director vests on the first full anniversary of the date of grant. The exercise price of options granted to directors is equal to the closing price of our common stock on the Nasdaq Global Market the date of grant.

2023 Director Compensation

The following table shows the compensation earned by each of our non-employee directors for the year ended December 31, 2023:

	FEES EARNED OR	OPTION AWARDS
Name	PAID IN CASH ($)	($)[1]	TOTAL ($)
Patricia Andrews (2)	49,000	56,000	105,000
Mark Goldberg, M.D. (2)	55,000	56,000	111,000
Scott Jackson	55,000	56,000	111,000
Daniel Junius	62,500	56,000	118,500
Rachel King (2)	40,000	56,000	96,000
Scott Koenig, M.D., Ph.D.	44,500	56,000	100,500
Timothy Pearson	82,000	56,000	138,000

(1)	Reflects the aggregate grant date fair value of options and restricted stock units granted during the fiscal year ended December 31, 2023 calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 9 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. These amounts do not reflect the actual economic value that will be realized by the director upon vesting or exercise of the stock options or the sale of the common stock underlying the stock options.
(2)	This director elected to receive quarterly retainers for the third and fourth quarters of 2023, equal to one-half of the amounts reported in the “Fees Earned or Paid in Cash” column, in the form of unrestricted shares of common stock.

As of December 31, 2023, our non-employee directors held the following restricted stock units and stock options:

Name	Shares Subject to Unvested RSUs (#)	Shares Subject to Outstanding Options (#)
Patricia Andrews	-	141,500
Mark Goldberg, M.D.	-	167,901
Scott Jackson	-	130,500
Daniel Junius	-	163,500
Rachel King	48,125	1,870,139
Scott Koenig, M.D., Ph.D.	-	121,000
Timothy Pearson	-	167,901

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of March 15, 2024 by: (i) each director; (ii) each of the executive officers named in the Summary Compensation Table, also called the named executive officers; (iii) all executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock. Except as otherwise noted below, the address for persons listed in the table is c/o GlycoMimetics, Inc., 9708 Medical Center Drive, Rockville, Maryland 20850.

This table is based upon information supplied by our named executive officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to the table and subject to community property laws where applicable, we believe that each stockholder named in the table has sole voting and investment power with regard to the shares indicated as being beneficially owned. Applicable percentages are based on 64,450,385 shares of common stock outstanding on March 15, 2024, adjusted as required by the rules promulgated by the SEC.

	Number of	Percent of
	Shares	Shares
	Beneficially	Beneficially
Beneficial Owner	Owned	Owned
5% Stockholders:
Entities affiliated with Biotechnology Value Fund, L.P. (1)	9,544,262	14.8%
Entities affiliated with Invus Public Entities, L.P. (2)	8,589,064	13.3
Entities affiliated with New Enterprise Associates, Inc. (3)	4,007,977	6.2

Named Executive Officers and Directors:
Harout Semerjian (4)	1,221,869	1.9
Brian Hahn (5)	736,194	1.1
Edwin Rock, M.D. (6)	535,237	*
Patricia Andrews (7)	165,108	*
Mark Goldberg, M.D. (8)	164,642	*
Scott Jackson (9)	100,750	*
Daniel Junius (10)	221,750	*
Rachel King (11)	2,055,106	3.1
Scott Koenig, M.D., Ph.D. (12)	122,750	*
Timothy Pearson (13)	157,551	*
All current directors and executive officers as a group (12 persons) (14)	5,998,824	8.7

* Represents beneficial ownership of less than one percent of the outstanding shares of common stock.

1)	As reported on a Schedule 13G/A filed by Biotechnology Value Fund, L.P., Mark Lampert and affiliated entities (collectively, “BVF”) with the SEC on January 29, 2024, which states that BVF had shared voting and dispositive power with respect to these shares. The principal business address of BVF is 44 Montgomery Street, 40th Floor, San Francisco, CA 94104.
2)	As reported on a Schedule 13G/A filed by Invus Public Equities, L.P. with the SEC on February 9, 2024. Invus Public Equities Advisors, LLC, as the general partner of Invus Public Equities, L.P., may be deemed to beneficially own the Shares held by Invus Public Equities, L.P. The Geneva branch of Artal International S.C.A. is the managing member of Invus Public Equities Advisors, LLC, and Artal International Management S.A. is the managing partner of Artal International S.C.A. Artal Group, S.A. is the sole stockholder of Artal International Management, S.A. Westend S.A. (“Westend”) is the parent company of Artal Group, S.A. Stichting Administratiekantoor Westend (“Stichting”) is the majority stockholder of Westend S.A. and Mr. Amaury Wittouck is the sole member of the board of the Stichting. The principal business address of Invus Public Equities, L.P. is 750 Lexington Avenue, 30th Floor, New York, NY 10022.
3)	As reported on a Schedule 13D/A filed on February 29, 2024 by New Enterprise Associates 10, L.P. (“NEA 10”), New Enterprise Associates 13, L.P. (“NEA 13”) and their affiliated entities and persons. Consists of 2,226,595 shares of common stock held by NEA 10 and 1,781,382 shares of common stock held by NEA 13. The shares directly held by NEA 10 are indirectly held by NEA Partners 10, L.P. (“NEA Partners 10”), its sole general partner, and the individual general partner of NEA Partners 10, Scott D. Sandell (the “NEA 10 General Partner”). NEA Partners 10 and the NEA 10 General Partner may be deemed to have shared voting and dispositive power over, and be deemed indirect beneficial owners of, the shares directly held by NEA 10. The shares directly held by NEA 13 are indirectly held by NEA Partners 13, L.P. (“NEA Partners 13”), its sole general partner, NEA 13 GP, LTD (“NEA 13 LTD”), the sole general partner of NEA Partners 13, and each of the individual directors of NEA 13 LTD. The individual Directors of NEA 13 LTD are Forest Baskett, Patrick J. Kerins, and Scott D. Sandell (the “NEA 13 Directors”). NEA Partners 13, NEA 13 LTD and the NEA 13 Directors may be deemed to have shared voting and dispositive power over, and be deemed indirect beneficial owners of, the shares directly held by NEA 13. The principal business address of New Enterprise Associates, Inc. is 1954 Greenspring Drive, Suite 600, Timonium, MD 21093.
4)	Consists of (a) 25,000 shares of common stock held directly and (b) 1,196,869 shares of common stock underlying options that are vested and exercisable within 60 days of March 15, 2024.
5)	Consists of (a) 35,893 shares of common stock held directly, (b) 691,676 shares of common stock underlying options that are vested and exercisable within 60 days of March 15, 2024 and (c) 8,625 shares of common stock underlying restricted stock units that will vest and settle within 60 days of March 15, 2024.
6)	Consists of (a) 375,403 shares of common stock held directly and (b) 159,834 shares of common stock underlying options that are vested and exercisable within 60 days of March 15, 2024.
7)	Consists of (a) 58,608 shares of common stock held directly and (b) 106,500 shares of common stock underlying options that are vested and exercisable within 60 days of March 15, 2024.
8)	Consists of (a) 11,497 shares of common stock held by family trusts for which Dr. Goldberg serves as trustee, (b) 20,224 shares of common stock held directly and (c) 132,901 shares of common stock underlying options that are vested and exercisable within 60 days of March 15, 2024.
9)	Consists of (a) 5,250 shares of common stock held directly and (b) 95,500 shares of common stock underlying options that are vested and exercisable within 60 days of March 15, 2024.
10)	Consists of (a) 93,250 shares of common stock held directly and (b) 128,500 shares of common stock underlying options that are vested and exercisable within 60 days of March 15, 2024.
11)	Consists of (a) 487,798 shares of common stock held directly, (b) 1,423,407 shares of common stock underlying options that are vested and exercisable within 60 days of March 15, 2024, (c) 45,741 shares of common stock held by Ms. King’s spouse, (d) 90,660 shares of common stock held by family trusts for which Ms. King serves as trustee and (e) 7,500 shares held by a limited liability company for which Ms. King serves as co-manager.
12)	Consists of (a) 36,750 shares of common stock held directly and (b) 86,000 shares of common stock underlying options that are vested and exercisable within 60 days of March 15, 2024.
13)	Consists of (a) 24,650 shares of common stock held directly and (b) 132,901 shares of common stock underlying options that are vested and exercisable within 60 days of March 15, 2024.
14)	Consists of (a) 1,618,402 shares of common stock, (b) 4,371,797 shares of common stock underlying options that are vested and exercisable within 60 days of March 15, 2024 and (c) 8,625 shares of common stock underlying restricted stock units that will vest and settle within 60 days of March 15, 2024.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information regarding our equity compensation plans in effect as of

December 31, 2023:

					Number of securities
					remaining available for
			Weighted average		future issuance under
	Number of securities to		exercise		equity compensation
	be issued upon exercise		price of outstanding		plans
	of outstanding options,		options,		(excluding securities
	warrants and rights		warrants and rights		reflected in column (a))
Plan Category	(a)		(b)		(c)
Equity compensation plans approved by security holders	8,390,957	(1)	$5.22	(2)	6,085,977	(3)
Equity compensation plans not approved by security holders (4)	2,590,400		1.97		399,508
Total	10,981,357				6,485,485

(1)	Includes shares issuable upon exercise of outstanding options and shares issuable upon settlement of outstanding restricted stock units (“RSUs”) under our Amended and Restated 2013 Equity Incentive Plan (the “2013 Plan”).
(2)	Gives effect to outstanding RSUs, which have no exercise price. Excluding the RSUs, the weighted average exercise price would be $5.29 per share.
(3)	Consists of 2,531,613 shares available under the 2013 Plan and 3,554,364 shares available under the 2013 Employee Stock Purchase Plan (“2013 ESPP”). On January 1 of each year, the number of shares reserved under the 2013 Plan is automatically increased by 4% of the total number of shares of common stock that are outstanding at that time, or a lesser number of shares as may be determined by our Board. An additional 2,575,749 shares were added to the number of available shares under the 2013 Plan, in each case effective January 1, 2024. No shares were added to the reserve under the 2013 ESPP on January 1, 2024.
(4)	Represents shares issuable under our Inducement Plan. A description of the Inducement Plan is contained in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

We have adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Business Conduct and Ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

In considering related person transactions, our Audit Committee, or other independent body of our Board, will take into account the relevant available facts and circumstances including, but not limited to:

●	the risks, costs and benefits to us;

●	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

●	the availability of other sources for comparable services or products; and

●	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board, determines in the good faith exercise of its discretion.

CERTAIN RELATED PERSON TRANSACTIONS

There have been no transactions since January 1, 2022 to which we have been a participant in which the amount involved exceeded or will exceed $120,000 (which amount is less than one percent of the average of our total assets at year end for the last two completed fiscal years), and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements that are described under “Executive Compensation” and “Non-Employee Director Compensation.” We have also entered into indemnification agreements with our directors and executive officers.

OTHER INFORMATION FOR STOCKHOLDERS

Stockholder Proposals for the 2025 Annual Meeting of Stockholders

Stockholders of the Company may submit proposals that they believe should be voted upon at the Company’s annual meeting of Stockholders or nominate persons for election to the Board.

Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals meeting certain requirements may be eligible for inclusion in the Company’s proxy statement for the Company’s 2025 Annual Meeting of Stockholders. To be eligible for inclusion in the Company’s 2025 proxy statement, any such stockholder proposals must be submitted in writing to our Corporate Secretary no later than December 2, 2024, in addition to complying with certain rules and regulations promulgated by the SEC. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s proxy statement.

Alternatively, in accordance with the “advance notice” provisions of our bylaws, stockholders seeking to present a stockholder proposal or nomination at the Company’s 2025 Annual Meeting of Stockholders, without having it included in the Company’s proxy statement, must timely submit notice of such proposal or nomination.  To be timely, a stockholder’s notice must be received by our Corporate Secretary at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the first anniversary of the 2024 Annual Meeting of Stockholders, unless the date of the 2025 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 30 days from the anniversary of the 2024 Annual Meeting of Stockholders. For the Company’s 2025 Annual Meeting of Stockholders, this means that any such proposal or nomination must be submitted no earlier than January 1, 2025 and no later than January 31, 2025. If the date of the 2025 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 30 days from the anniversary of the 2024 Annual Meeting of Stockholders, the stockholder must submit any such proposal or nomination no earlier than the close of business on the 120th day prior to the 2025 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the 2025 Annual Meeting of Stockholders, or the 10th day following the day on which public announcement of the date of the 2025 Annual Meeting of Stockholders is first made by the Company.

Your notice to the Corporate Secretary must set forth information specified in our amended and restated bylaws.  Nominations of directors must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company’s stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

If you propose to bring business before an annual meeting other than a director nomination, your notice must also include, as to each matter proposed, the following: 1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting that business at the annual meeting; and 2) any material interest you have in that business. If you propose to nominate an individual for election as a director, your notice must also include, as to each person you propose to nominate for election as a director, the following: 1) the name, age, business address and residence address of the person; 2) the principal occupation or employment of the person; 3) the class and number of shares of our stock that are owned of record and beneficially owned by the person; 4) the date or dates on which the shares were acquired and the investment intent of the acquisition; and 5) any other information concerning the person as would be required to be disclosed in a proxy statement soliciting proxies for the election of that person as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Securities Exchange Act of 1934 (the “Exchange Act”), and the rules and regulations promulgated under the Exchange Act, including the person’s written consent to being named as a nominee and to serving as a director if elected. We may require any proposed nominee to furnish other information as we may reasonably require in order to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack of independence, of the proposed nominee.

In addition to satisfying the deadlines in the “advance notice” provisions of our bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these “advance notice” provisions, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our Board’s nominees must include in their notice the information required by Rule 14a-19 under the Exchange Act.

Notices of any proposals or nominations for the Company’s 2025 Annual Meeting of Stockholders should be sent to the Corporate Secretary of the Company at 9708 Medical Center Drive, Rockville, Maryland 20850.

For more information, and for more detailed requirements, please refer to our amended and restated bylaws, filed as an exhibit to our most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on March 27, 2024.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies.

Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker.

Additional Filings

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website www.glycomimetics.com and click on “SEC Filings” under “Financials & Filings” under the “Investors” heading of our website. Copies of our Annual Report on Form 10-K for the year ended December 31, 2023, including financial statements, filed with the SEC, are also available without charge to stockholders by contacting our Investor Relations department by mail at 9708 Medical Center Drive, Rockville, Maryland 20850, by telephone at (240) 243-1201, or by email at ir@glycomimetics.com.

OTHER MATTERS

Our Board does not know of any other matters to be brought before the meeting. If other matters are properly presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment. Discretionary authority for them to do so is provided for in the proxy card and other forms of proxy.

By Order of the Board of Directors

Christian B. Dinneen-Long
Secretary

April 1, 2024

APPENDIX A

CERTIFICATE OF AMENDMENT
TO THE CERTIFICATE OF INCORPORATION OF
GLYCOMIMETICS, INC.

GlycoMimetics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Company”), hereby certifies that:

FIRST: The name of this Company is GlycoMimetics, Inc.

SECOND: The Company’s original Certificate of Incorporation was filed on April 4, 2003. The Certificate of Incorporation was last amended and restated on January 15, 2014.

THIRD: The Board of Directors of the Company, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending Paragraph A of Article IV of the Amended and Restated Certificate of Incorporation to read in its entirety:

“The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of all classes of capital stock which the Company shall have authority to issue is One Hundred Fifty-Five Million (155,000,000) shares, of which One Hundred Fifty Million (150,000,000) shares shall be Common Stock (the “Common Stock”), each having a par value of one-tenth of one cent ($0.001), and Five Million (5,000,000) shares shall be Preferred Stock (the “Preferred Stock”), each having a par value of one-tenth of one cent ($0.001).”

FOURTH: This Certificate of Amendment to the Amended and Restated Certificate of Incorporation was submitted to the stockholders of the Company and was duly adopted and approved in accordance with the provisions of Sections 228 and 242 of the General Corporate Law of the State of Delaware.

* * * * *

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer this ______ day of May, 2024.

GLYCOMIMETICS, INC.

By:
Harout Semerjian President and Chief Executive Officer

APPENDIX B

CERTIFICATE OF AMENDMENT
TO THE CERTIFICATE OF INCORPORATION OF
GLYCOMIMETICS, INC.

GlycoMimetics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Company”), hereby certifies that:

FIRST: The name of this Company is GlycoMimetics, Inc.

SECOND: The Company’s original Certificate of Incorporation was filed on April 4, 2003. The Certificate of Incorporation was last amended and restated on January 15, 2014.

THIRD: The Board of Directors of the Company, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending the Amended and Restated Certificate of Incorporation to add new Article IX, which shall read in its entirety:

“IX.

Limitation of Liability for Officers. An Officer (as defined below) of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of his or her fiduciary duty as an officer of the Company, except for liability (a) for any breach of the Officer’s duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for any transaction from which the Officer derived an improper personal benefit, or (d) arising from any claim brought by or in the right of the Company. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of Officers, then the liability of an Officer of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. For purposes of this Article IX, “Officer” shall mean an individual who has been duly appointed as an officer of the Company and who, at the time of an act or omission as to which liability is asserted, is deemed to have consented to service by the delivery of process to the registered agent of the Company as contemplated by 10 Del. C. § 3114(b).

Any amendment, repeal or modification of this Article IX by either of (i) the stockholders of the Company or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as a Director at the time of such amendment, repeal or modification.”

FOURTH: This Certificate of Amendment to the Certificate of Incorporation was submitted to the stockholders of the Company and was duly adopted and approved in accordance with the provisions of Sections 228 and 242 of the General Corporate Law of the State of Delaware.

* * * * *

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer this ______ day of May, 2024.

GLYCOMIMETICS, INC.

By:
Harout Semerjian President and Chief Executive Officer

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. V39978-P08094 The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5. Nominees: 01) Daniel Junius 02) Rachel King NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 2. To ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of GlycoMimetics, Inc. for its fiscal year ending December 31, 2024. 4. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation (the "Restated Certificate") to increase the number of shares of common stock authorized for issuance from 100,000,000 to 150,000,000. 3. To approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the proxy materials. 5. To approve an amendment to the Restated Certificate to reflect new Delaware law provisions regarding officer exculpation. ! ! ! 1. Election of Directors For All Withhold All For All Except For Against Abstain ! ! ! ! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. GLYCOMIMETICS, INC. The Board of Directors recommends you vote FOR each of the following directors to hold office until the 2027 Annual Meeting: GLYCOMIMETICS, INC. 9708 MEDICAL CENTER DRIVE ROCKVILLE, MD 20850 ! ! ! ! ! ! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on April 30, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/GLYC2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on April 30, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. V39979-P08094 GLYCOMIMETICS, INC. Annual Meeting of Stockholders May 1, 2024 9:00 A.M., Eastern Daylight Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Harout Semerjian and Brian Hahn, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of GLYCOMIMETICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 A.M., Eastern Daylight Time on Wednesday, May 1, 2024, via live audio webcast at www.virtualshareholdermeeting.com/GLYC2024 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side